As Filed with the Securities and Exchange Commission on March 4, 2013	Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Market Vectors Redeemable Silver Trust

(Exact name of Registrant as specified in its charter)

New York	1040	46-2147950
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	335 Madison Avenue New York, New York 10017 (212) 293-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph J. McBrien, Esq.
Van Eck Associates Corporation
335 Madison Avenue
New York, New York 10017
(212) 293-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Stuart M. Strauss, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Market Vectors Redeemable Silver Shares			$1,000,000	$136.40

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(d) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [ ], 2013

[  ] Shares

Market Vectors Redeemable Silver Trust

The Market Vectors Redeemable Silver Trust (the “Trust”) issues shares (the “Shares”) which represent units of fractional undivided beneficial interest in the Trust. The Trust’s primary objective is for the Shares to reflect the performance of the price of silver less the expenses of the Trust’s operations. The Trust’s secondary objective is to provide investors with an opportunity to invest in silver through the Shares and be able to take delivery of silver bullion in exchange for their Shares. The Trust is not actively managed. Van Eck Associates Corporation is the Trust’s sponsor (the “Sponsor”), The Bank of New York Mellon is the trustee of the Trust (the “Trustee”), and [  ] is the Trust’s custodian (the “Custodian”).

The Trust will hold London Good Delivery Bars (“London Bars,” also referred to herein as the “Silver Bars”).

Shares are issued by the Trust in blocks of [  ] Shares called “Baskets” in exchange for London Bars from certain registered broker-dealers or other securities market participants (“Authorized Participants”). The Trust issues and redeems Baskets on an ongoing basis at net asset value (“NAV”) to Authorized Participants who have entered into a contract with the Sponsor and the Trustee. In addition, investors (other than Authorized Participants) who would like to take delivery of Silver Bars in exchange for their Shares may, subject to certain specified conditions, submit their Shares to the Trust in exchange for Silver Bars. See “Taking Delivery of Silver Bars.”

Shares will be offered to the public from time to time at prices that will reflect, among other things, the price of silver and the trading price of the Shares on NYSE Arca, Inc. (“NYSE Arca”) at the time of the offer. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed and traded on NYSE Arca, subject to notice of issuance, under the symbol “[  ].” The market price of the Shares may be different from the net asset value per Share.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this Prospectus, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of either the Sponsor or the Trustee. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended[, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor].

On [    ], an Initial Purchaser, subject to conditions, has purchased an initial Basket of [  ] Shares, as described in “Plan of Distribution.” Delivery of the initial Basket will be made on or about [    ]. The Trust received all proceeds from the offering of the initial Basket in silver in an amount equal to the full price for the initial Basket.

	Per Share(1)	Per Basket
Public offering price for initial Baskets(2)	$[ ]	$[ ]

(1)	The initial Basket was created at a per Share price equal to the value of [ ] of an Ounce of silver on the date of formation of the Trust.

(2)	The Initial Purchaser may receive commissions/fees from investors who purchase Shares from the initial Basket through their commission/fee-based brokerage accounts.

The date of this Prospectus is [    ].

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These words are intended to identify some of the forward looking statements included in this Prospectus and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for silver and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor, nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

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PROSPECTUS SUMMARY

This is only a summary of this Prospectus, and while it contains material information about the Market Vectors Redeemable Silver Trust (the “Trust”) and the shares it issues (the “Shares”), it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and that may be important to you. You should read this entire Prospectus, including “Risk Factors” beginning on page [  ], and the material incorporated by reference herein before making an investment decision about the Shares. Capitalized terms not defined in this section have the meaning set forth in the Glossary beginning on page [  ] of this Prospectus.

Overview of the Trust Structure, the Sponsor, the Trustee and the Custodian

The Trust was formed pursuant to a Depositary Trust Agreement (the “Trust Agreement”) under New York law. The Trust’s primary objective is for the Shares to reflect the performance of the price of silver less the expenses of the Trust’s operations. The Trust’s secondary objective is to provide investors with an opportunity to invest in silver through the Shares and be able to take delivery of physical silver bullion in exchange for those Shares. Each Share represents a fractional undivided beneficial interest in the Trust’s net assets. The Trust’s assets consist principally of silver bullion held on the Trust’s behalf. The Trust will hold London Good Delivery Bars (“London Bars”) (also referred to herein as “Silver Bars”).

The sponsor of the Trust is Van Eck Associates Corporation (the “Sponsor”). The Sponsor is a Delaware corporation. The Shares are neither interests in nor obligations of, and are not guaranteed by, the Sponsor or any of its affiliates.

Shares are issued by the Trust in blocks of [  ] Shares called “Baskets” in exchange for silver bullion from certain registered broker-dealers or other securities market participants (“Authorized Participants”). See “Creation and Redemption of Shares by Authorized Participants” for requirements to qualify as an Authorized Participant. Baskets may be redeemed by the Trust in exchange for the amount of silver corresponding to their redemption value. The Trust issues and redeems Baskets on an ongoing basis at net asset value (“NAV”) to Authorized Participants who have entered into a contract with the Sponsor and the Trustee (defined below).

Individual Shares will not be redeemed by the Trust but are expected to be listed for trading, subject to notice of issuance, on NYSE Arca, Inc. (“NYSE Arca”) under the symbol “[  ].” A Delivery Applicant (as defined above) may deliver Shares to the Trust in exchange for Silver Bars pursuant to procedures established by the Trust. See “Taking Delivery of Silver Bars.”

The material terms of the Trust are discussed in greater detail under the section “Description of the Trust.” The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not required to register with the Securities and Exchange Commission (the “SEC”) thereunder.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NYSE Arca. The Sponsor generally oversees the performance of the Trustee and the Trust’s principal service providers, but does not exercise day-to-day oversight of the Trustee or such service providers. The Sponsor may remove the Trustee and appoint a successor trustee under certain circumstances. The Sponsor also has the right to direct the Trustee to appoint any new or additional custodian of the Trust’s silver that the Sponsor selects.

The Sponsor: (1) will develop a marketing plan for the Trust on an ongoing basis; (2) will prepare marketing materials regarding the Shares; (3) will maintain the Trust’s website; (4) may provide instructions for assaying silver, and other instructions relating to custody of the Trust’s Silver Bars, as necessary; (5) may request the Trustee to order Custodian audits (to the extent permitted under the Custody Agreement); and (6) will review Delivery Applications from Delivery Applicants who want to take delivery of Silver Bars for their Shares and arrange for the delivery of the Silver Bars to the Delivery Applicants.

To assist the Sponsor in marketing the Shares, the Sponsor has entered into a marketing support agreement with Van Eck Securities Corporation. In addition, the Sponsor maintains a public website on behalf of the Trust, containing information about the Trust and the Shares, including a listing of the Silver Bars held by the Trust. The internet address of the Trust’s website is www.[ ].com. This internet address is only provided here as a convenience, and the information contained on or connected to the Trust’s website is not considered part of this Prospectus.

The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses the Custodian’s fee; expenses reimbursable under the Custody Agreement; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and up to $[ ] per annum in legal expenses. The Sponsor also will pay the costs of the Trust’s organization and the initial sale of the Shares, including applicable SEC registration fees. See “The Sponsor.”

The Trustee is The Bank of New York Mellon. The Trustee is generally responsible for the day-to-day administration of the Trust. The Trustee’s principal responsibilities include (1) valuing the Trust’s silver and calculating the NAV per Share and adjusted NAV per Share of the Trust, (2) supplying inventory information to the Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and The Depository Trust Company (“DTC”), including coordinating with the Custodian the receipt of silver transferred to the Trust in connection with each issuance of Baskets; (5) cooperating with the Sponsor, the precious metals dealer and the Custodian in connection with the delivery of Silver Bars to Delivery Applicants in exchange for their Shares; (6) selling the Trust’s Silver Bars as needed to cover the Trust’s expenses; (7) holding the Trust’s cash and other financial assets, if any; (8) when appropriate, making distributions of cash or other property to investors; and (9) receiving and reviewing reports on the custody of and transactions in the Trust’s Silver Bars from the Custodian and taking such other actions in connection with the custody of the Trust’s Silver Bars as the Sponsor instructs.

The Custodian is [  ]. The Custodian is responsible for the safekeeping of the Trust’s allocated silver bullion and supplying inventory information to the Trustee and the Sponsor. The Custodian also is responsible for facilitating the transfer of silver in and out of the Trust through accounts that the Custodian maintains for each Authorized Participant. The Custodian will deposit into the Trust’s Unallocated Account silver received from an Authorized Participant in exchange for Baskets. The Custodian will promptly convert the deposit to allocated London Bars, unless the Sponsor instructs the Custodian to convert a portion of the silver received into Silver Bars other than London Bars for delivery to a Delivery Applicant. The Custodian may, after pre-approval of a Delivery Application by the Sponsor, engage in over-the-counter (“OTC”) transactions with a precious metals dealer to convert the Trust’s silver into silver of different specifications as requested by a Delivery Applicant in the Delivery Application. The Custodian will, at the direction of the Trustee, deliver Silver Bars to any Delivery Applicant.

Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in “Description of the Trust,” “The Trustee” and “The Custodian.”

Trust Objectives

The primary objective of the Trust is for the Shares to reflect the performance of the price of silver less the expenses of the Trust’s operations. The Trust’s secondary objective is to provide investors with an opportunity to invest in silver through Shares, and be able to take delivery of physical silver bullion in exchange for their Shares. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to compensate investors for losses caused by, changes in the price of silver.

The Trust holds London Bars and, in connection with a Delivery Applicant’s exchange of Shares for Silver Bars, the Trust may obtain Silver Bars of other specifications as requested by the Sponsor. The Trust receives silver deposited by Authorized Participants in exchange for the creation of Baskets and delivers silver to Authorized Participants in exchange for Baskets surrendered to it for redemption.

Investors may contact their broker-dealer to purchase and sell Shares. An investor who would like to take delivery of physical Silver Bars for its Shares (a “Delivery Applicant”) may do so pursuant to procedures established by the Trust. See “Taking Delivery of Silver Bars.”

The Shares are intended to constitute a cost-efficient mechanism for investors to make an investment in silver. Although the Shares are not the exact equivalent of an investment in silver, they provide investors with an alternative that allows a level of participation in the silver market through the securities market. The Shares are:

•	Listed and traded on NYSE Arca like other exchange-traded securities under the symbol “[ ].”

•	Easily accessible to investors through traditional brokerage accounts.

•	Backed by allocated silver held by the Custodian. The Shares differ from other financial products that gain exposure to bullion in that other financial products may use derivatives to gain exposure to the price of silver.

•	Cost efficient because the expenses involved in an investment in physical silver are dispersed among all investors in the Shares.

Principal Offices

The offices of the Trust are located at 335 Madison Avenue, New York, New York 10017. The Trustee has a corporate trust office located at 2 Hanson Place, Brooklyn, New York 11217. The Sponsor is located at 335 Madison Avenue, New York, New York 10017, and its telephone number is (212) 293-2000. The Custodian is located at [  ].

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THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets consist of silver deposits. Such deposits are held at the Custodian on behalf of the Trust until (1) distributed to Authorized Participants in connection with redemptions of Baskets, (2) distributed or converted for distribution to a Delivery Applicant in connection with a Delivery Application or (3) sold to pay Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust—Trust Expenses.”

NYSE Arca symbol	[ ]

CUSIP	[ ]

Creation and Redemption	The Trust creates and redeems the Shares from time to time, but only in one or more “Baskets” (a Basket equals a block of [ ] Shares). The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of silver and any cash represented by the Baskets being created or redeemed, the amount of which is based on the aggregate NAV of the Shares included in the Baskets being created or redeemed. The initial amount of silver required for deposit with the Trust to create Shares for the period beginning with the formation of the Trust and ending on the first day of trading of the Shares on the NYSE Arca was [ ] Ounces of silver per Basket. The number of Ounces of silver required to create a Basket or to be delivered upon the redemption of a Basket gradually decreases over time, due to the accrual of the Trust’s expenses and the sale of the Trust’s silver to pay the Trust’s expenses. Baskets may be created or redeemed only by Authorized Participants, who pay a transaction fee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors. See “Creation and Redemption of Shares by Authorized Participants” for more details.

Taking Delivery of Silver Bars – Investors	Investors may contact their broker-dealer to purchase and sell Shares.

An investor (other than Authorized Participants who transact in Baskets) who would like to take delivery of Silver Bars in exchange for Shares (a “Delivery Applicant”) may submit Shares to the Trust in exchange for Silver Bars pursuant to procedures established by the Trust.

See “Taking Delivery of Silver Bars” for more details.

Net Asset Value	The Trustee determines the NAV of the Trust on each day that NYSE Arca is open for regular trading, as promptly as practical after 4:00 p.m., New York time. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Trustee values the silver held by the Trust based on the afternoon session of the twice daily fix of the price of an Ounce of silver announced at approximately 12:00 noon London, England time and is performed by the three members of the London silver fix (the “London PM Fix”). The Trustee also determines the NAV per Share. If on a day when the Trust’s NAV is being calculated the London PM Fix is not available, the silver price from the next most recent London PM Fix will be used. If the Sponsor determines that such price is inappropriate to use, it shall identify an alternate basis for evaluation to be employed by the Trustee. See “Description of the Trust—Valuation of Silver; Computation of Net Asset Value and Adjusted Net Asset Value.”
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Trust expenses	The Trust’s only ordinary recurring expense is the remuneration due to the Sponsor (the “Sponsor Fee”). In exchange for the Sponsor Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur.

The Sponsor Fee will accrue daily at an annualized rate equal to [ ]% of the adjusted NAV of the Trust and will be payable monthly in arrears. The Trustee will sell Silver Bars from time to time in such quantity as is necessary to permit payment of the Sponsor Fee and may also sell Silver Bars in such quantities as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Trustee is authorized to sell Silver Bars at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than Silver Bars. Accordingly, the amount of Silver Bars to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of silver. From time to time, the Sponsor may waive all or a portion of the Sponsor Fee at its discretion. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees. See “Description of the Trust—Trust Expenses.”

Tax Considerations	An owner of Shares will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the Trust’s assets and directly received that share of any Trust income and incurred that share of the Trust’s expenses. Consequently, each sale of Silver Bars by the Trust, including the sale of Silver Bars to generate cash to pay its fees and expenses will be a taxable event for investors. It is expected that, if a Delivery Applicant submits some or all of its Shares to the Trust to take delivery of the underlying Silver Bars represented by those Shares, the exchange will generally not be a taxable event for the Delivery Applicant. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Investors” and “ERISA and Related Considerations.”

Suspension of Issuance, Transfers, Redemptions and Taking Delivery	The Trustee may suspend the delivery or registration of transfers of Shares, or may refuse a particular deposit or transfer at any time, if the Sponsor considers it advisable or necessary for any reason, including if the Custodian has informed the Trustee and the Sponsor that it is unable to allocate silver to the Trust’s allocated silver account. Redemptions by Authorized Participants and delivery of Shares by Delivery Applicants may and, on the direction of the Sponsor, shall be generally suspended or particularly rejected by the Trustee (1) during any period in which regular trading on NYSE Arca is suspended or restricted, or the NYSE Arca is closed, or (2) during an emergency as a result of which delivery, disposal or evaluation of silver is not reasonably practicable or (3), with respect to the delivery of Shares by a Delivery Applicant only, if such action is deemed advisable or necessary by the Sponsor for any reason. See “Creation and Redemption of Shares by Authorized Participants—Creation Procedures—Rejection of purchase orders” and “Creation and Redemption of Shares by Authorized Participants—Redemption Procedures—Suspension or rejection of redemption orders.”

In addition, the delivery of Silver Bars shall be suspended in the event the Sponsor resigns or is otherwise unable or unwilling to perform its obligations relating to the process of Delivery Applicants taking delivery of Silver Bars.

Termination events	The Trustee will terminate and liquidate the Trust if any of the following events occurs:

• the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange
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within five business days of their delisting;

	•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

	•	any sole Custodian then acting resigns or is removed and no successor custodian has been employed within 60 days of such resignation or removal;

	•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Trustee has actual knowledge of that determination;

	•	the Commodity Futures Trading Commission (the “CFTC”) determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”), and the Trustee has actual knowledge of that determination;

	•	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for U.S. federal tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, the termination of the Trust is advisable; or

	•	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity.

For 60 days following the termination of the Trust, the Trust will continue to redeem Baskets tendered by Authorized Participants. Thereafter, the Trustee will sell the Trust’s Silver Bars and, after paying or making provision for the Trust’s liabilities, distribute the proceeds to investors surrendering Shares. See “Description of the Trust—Termination of the Trust.”

Authorized Participants	Authorized Participants may create and redeem Baskets.

Each Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (2) be a participant in DTC; (3) have established an Authorized Participant Unallocated Account; and (4) have entered into an Authorized Participant Agreement with the Sponsor and Trustee. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets. The Authorized Participant Agreement also includes procedures for the delivery of unallocated silver to the Trust in connection with creations and the delivery of unallocated silver to Authorized Participants in connection with redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor.

Clearance and settlement	The Shares are issued in book-entry form only. The Shares will be evidenced by one or more global certificates that the Trustee will issue to DTC. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.
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SUMMARY FINANCIAL CONDITION

As of [  ], the NAV of the Trust, which represents the value of the silver deposited into the Trust in exchange for the initial Baskets, was $[  ] and the NAV per Share was $[  ].

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this Prospectus.

An Investment in the Trust is Not Intended to Serve as a Complete Investment Program

An investment in the Trust may be deemed highly speculative and is not intended to be a complete investment program.

An investment in the Trust may be deemed highly speculative and is not intended to serve as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of loss associated with an investment in the Trust. Investors should review closely the investment objectives and strategy and redemption provisions of the Trust, as discussed herein and familiarize themselves with the risks associated with an investment in the Trust. There is no guarantee that the Trust will achieve its investment objectives or that an investor will receive a return of its investment.

The Value of the Shares Relates Directly to the Price of Silver

The Shares are created to reflect the market price of silver held by the Trust. Fluctuations in the price of silver could materially adversely affect an investment in the Shares. The price of silver has fluctuated widely over the past several years, which creates the potential for losses, regardless of the period of time that an investor holds the Shares.

The Shares are intended to track the performance of the price of silver. The value of the Shares relates directly to the value of the silver owned by the Trust, less the Trust’s expenses and liabilities. Therefore, the value of the Shares will fluctuate with the price of silver, which has fluctuated widely over the past several years. Silver markets have historically experienced periods of high volatility and extended periods of flat or declining prices. Therefore, an investor may lose money and never realize a profit on his or her investment. Several factors may affect the price of silver and thus, the value of the Shares, including:

•	Global supply and demand of silver, which is influenced by, among others: (1) shifts in the attitude of speculators and investors toward silver; (2) forward sales by silver producers; (3) significant increases in silver hedging activity by silver producers; (4) sovereign and central bank purchases and sales; and (5) increases in production and cost levels for existing and new projects in major silver-producing countries;

•	Investors’ expectations regarding the rate of future inflation;

•	Currency exchange rate volatility;

•	Changes in interest rates; and

•	Political, economic or financial events regardless of country or geographic region of origin.

Investors should be advised that there is no assurance that they will ever realize a profit or that silver will maintain its long-term value relative to the value of the U.S. dollar. The Sponsor anticipates the value of the Shares to decline proportionately with any decline in the price of silver. In addition, the amount of silver represented by each Share will gradually decrease over the life of the Trust due to the sales of silver necessary to pay the Trust’s fees and expenses. Assuming a fixed silver price, the price of the Shares will decline due to such payment.

There is No Guarantee that the High Trading Price of Silver Will Be Sustained

The silver market has experienced historically high trading prices in recent years, and there can be no assurance that the high trading price of silver will be sustained.

Prices in the international silver market have reached historically high levels in recent years. The price of physical silver bullion and, in turn, the Trust’s NAV, may be dependent upon factors that include global supply and demand of physical silver bullion, investors’ inflation expectations, currency exchange rate volatility and changes in interest rates. An adverse development with

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respect to one or more of these factors, or other factors, may lead to a decrease in the trading prices of physical silver bullion. A decline in prices of physical silver bullion would decrease the value of net assets of the Trust and its NAV.

Financial Crises May Result in a Decline in the Price of Silver

Financial crises may trigger large-scale sales of silver which could decrease the price of silver and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of silver in times of crisis may have a short-term negative impact on the price of silver and adversely affect an investment in the Shares. Silver is used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, the price of silver. For example, the 2008 financial credit crisis resulted in significantly depressed prices of silver largely due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds. Future crises may impair silver’s price performance which would, in turn, adversely affect the Trust’s NAV.

An Investment in the Trust May be More Volatile than an Investment in a Diversified Portfolio

Because the Trust invests only in silver, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

The Trust invests only in physical silver bullion. As a result, the Trust’s holding are not diversified. Accordingly, the Trust’s NAV may fluctuate substantially over time and may be more volatile than another investment vehicle with a more broadly diversified portfolio. Silver is comparatively less liquid than other commodities, which may increase the volatility of the price of silver. Fluctuations in the price of silver are expected to have a direct impact on the value of the net assets of the Trust.

The Shares May Trade at a Discount or a Premium

The Shares may trade at a price that is above or below NAV per Share. Any discount or premium in the trading price relative to the NAV per Share may widen due to non-concurrent trading hours of the NYSE Arca and major silver markets.

The Shares may trade at, above or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the NAV per Share as well as changes in market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the NYSE Arca and major silver markets. While the Shares will trade on the NYSE Arca until 4:00 p.m., New York time, liquidity in the global silver market may be reduced after the close of major world silver markets, including London, Zurich and COMEX. As a result, during this time, trading spreads, and the resulting discount or premium on the Shares may widen.

Limited Operating History

The Sponsor and its management have a limited history of operating investment vehicles that are similar to the Trust. Their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has a limited history of operating investment vehicles like the Trust. The Sponsor’s past performance in connection with the management of other investment vehicles is not indicative of the Sponsor’s ability to manage the Trust. If the experience of the Sponsor and its management is not adequate or suitable to manage an investment vehicle like the Trust, the Trust’s operations may be adversely affected.

There is No Guarantee an Active Trading Market Will Develop or Be Maintained

The lack of an active trading market for the Shares may result in losses at the time of disposition of the Shares.

Prior to the date of this Prospectus, there has been no active trading market for the Shares. Although the Shares are expected to be listed for trading on the NYSE Arca, subject to notice of issuance, there can be no assurance that an active trading market for the Shares will develop or be maintained. The market price and liquidity of the Shares may be adversely affected in such situations. If an investor needs to sell Shares at a time when no active trading market exists, or there is a halt in trading of securities generally or of the Shares, this will most likely adversely affect the price the investor receives for the Shares (assuming the investor is able to sell them).

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The Trust is Not Actively Managed

The Sponsor does not actively shift the Trust’s portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline in the price of silver. The Trust’s NAV per Share will increase only if the value of silver increases over time.

The Sponsor does not actively manage the silver held by the Trust. This means that the Sponsor does not sell silver at times when its price is high, or acquire silver at low prices in the expectation of future price increases. In addition, the Sponsor does not use any of the hedging techniques that are available to professional silver investors in the attempt to reduce the risks of losses resulting from decreases in the price of silver. Any losses sustained by the Trust will adversely affect the NAV per Share.

The Trust May Suspend Redemptions of Baskets by Authorized Participants, Which Could Affect the Market Price of the Shares

The Trust may suspend redemptions of Baskets by Authorized Participants in certain circumstances. To the extent that the value of silver declines, these delays may result in a decrease in the value of the silver received by an Authorized Participant upon redemption, as well as a reduction in liquidity for all investors in the secondary market.

Although Shares are generally redeemable by Authorized Participants in exchange for the underlying amount of silver, the Trust may, in its discretion, suspend the right of redemption or postpone the redemption settlement date during any period while regular trading on NYSE Arca is suspended or restricted, any period during which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate silver, or for any other period as the Sponsor determines to be necessary for the protection of investors. Any such postponement or suspension may adversely affect the value of the Authorized Participant’s redemption distribution if the price of Shares declines during such period of delay. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, the price an investor may receive upon sale.

The Creation and Redemption Process May Result in a Decline in the Price of Shares

Unanticipated difficulties may arise during the process of creating and redeeming Baskets that prevent Authorized Participants from engaging in arbitrage transactions intended to keep the price of the Shares closely linked to the price of silver. During such circumstances, the price of Shares may fall or otherwise diverge from the NAV per Share.

If Authorized Participants encounter unanticipated difficulties during the process of creating and redeeming Shares (which depends on timely transfers of silver to and by the Custodian), potential market participants may not willing to purchase or redeem Shares to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying silver. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of silver and may fall.

Operational Problems May Cause a Decline in the Price of the Shares

The value of the Shares could decline if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Liquidity of the Shares May be Affected by the Withdrawal of an Authorized Participant or by Substantial Redemptions of Authorized Participants

The liquidity of the Shares may be adversely affected by substantial redemptions by Authorized Participants related to or independent of the withdrawal from participation of Authorized Participants.

In the event that there are substantial redemptions of Shares or one or more Authorized Participants with a substantial interest in the Shares withdraws from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result in an investor incurring a loss on his or her investment.

Termination and Liquidation May Be Required

The Trust may be required to terminate and liquidate at a time that is disadvantageous to investors.

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The Trust may be required to terminate and liquidate under certain circumstances. If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a disadvantageous time to investors, such as when silver prices are lower than the silver prices at the time when investors purchased their Shares. In such a case, the Trust’s Silver Bars may be sold as part of the Trust’s liquidation and the resulting proceeds distributed to investors will be less than if silver prices were higher at the time of the sale. In addition, investors who wished to continue to invest in silver through the Trust will have to find another investment vehicle, and may not be able to find another vehicle that offers the same features as the Trust or is suitable given their investment profile. See “Description of the Trust—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the investors.

Limited Investor Rights

An investor will not have the rights normally associated with ownership of shares of other types of investment vehicles.

The Shares are not entitled to the same rights as shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring Shares, an investor is not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares, such as the right to bring “oppression” or “derivative” actions. An investor will only have the limited rights described under “Description of the Shares.”

Absence of 1940 Act and Commodity Exchange Act Protections

Investors will not have the protections normally associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company under the 1940 Act and is not required to register thereunder. Consequently, investors of the Shares do not have the regulatory protections provided to investors in such investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as amended (the “CEA”), as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator, or a commodity trading advisor, in connection with the Shares. Therefore, investors will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

An Investment in the Shares May be Adversely Affected by Competition and by Activity of Other Financial Vehicles

An investment in the Shares may be adversely affected by competition from other methods of investing in silver. The price of silver may be affected by the sale of other investment vehicles participating in the silver markets.

The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the silver industry and other securities backed by or linked to silver, direct investments in silver and exchange- traded vehicles (“ETVs”). Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in silver directly, which could limit the market for and reduce the liquidity of the Shares. To the extent existing financial vehicles tracking or participating in silver markets represent a significant proportion of demand for physical silver bullion; large redemptions of these securities could negatively affect silver prices, the market price of the Shares and the Trust’s NAV.

Loss of or Damage to the Trust’s Silver Bars

The Trust’s Silver Bars may be subject to loss, damage, theft or restriction on access. In the event that the Trust’s Silver Bars are lost, damaged, stolen or destroyed, recovery may be limited, even in the event of fraud, to the market value of the silver at the time the loss or fraud is discovered.

There is a risk that part or all of the Trust’s Silver Bars could be lost, damaged or stolen. Access to the Trust’s Silver Bars could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares. The value of the Shares will be adversely affected if silver owned by the Trust is lost or damaged in circumstances in which the Trust is not in a position to recover the corresponding loss.

If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust’s physical silver bullion held or delivered by the Custodian or the Custodian’s Vaulting Partners or delivered by the precious metals dealer, and such loss is found to be the fault of the Custodian, the Custodian’s Vaulting Partners or the precious metals dealer, the Trust may not be able to recover more than the market value of the silver at the time the loss is discovered. If the market value of silver increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases physical silver bullion to replace the losses, less physical silver bullion will be acquired by the Trust and the value of the net assets of the Trust will be negatively affected.

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The Trust does not insure the Silver Bars held or delivered by the Custodian or the Custodian’s Vaulting Partners or delivered by a precious metals dealer. The Trust is not a beneficiary of any insurance held by the Custodian, the Custodian’s Vaulting Partners or any other third party and does not have the ability to dictate its existence, nature or amount of coverage. Consequently, if there is a loss of assets of the Trust through theft, destruction, fraud or otherwise, the Trust will need to rely on insurance carried by applicable third parties, if any, or on such third party’s ability to satisfy any claims against it. If the Trust’s Silver Bars are lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. Moreover, losses due to nuclear accidents, terrorism, riots, acts of God, insurrections, strikes and similar causes beyond the control of the Custodian, the Custodian’s Vaulting Partners or other applicable third party and for which the Custodian, the Custodian’s Vaulting Partners or other applicable third party would not be liable may be sustained by the Trust. Any loss of Silver Bars owned by the Trust will result in a corresponding loss in the Trust’s NAV and will most likely result in a decrease in the value of the Shares.

Service Providers May Not Carry Adequate Insurance

The Trust’s service providers may not carry adequate insurance to cover claims against them by the Trust.

The Sponsor, the Custodian, the Custodian’s Vaulting Partners, the precious metals dealers and any other service provider engaged by the Trust, the Custodian or another service provider may maintain insurance policies as they deem adequate and appropriate with respect to their respective businesses. Investors cannot be assured that any of the aforementioned parties will maintain insurance with respect to the Trust’s assets held or for their services provided to the Trust. In addition, if such parties maintain insurance, there is no assurance that such insurance is sufficient to satisfy any losses incurred by them with respect to their relationship with the Trust. Accordingly, the Trust will have to rely on the efforts of the service provider to recover from their insurance provider compensation for any losses incurred by the Trust in connection with such arrangements.

The Trust May Suspend or Reject the Surrender of Shares for Silver Bars, Which Could Affect the Market Price of the Shares

There may be situations where the Trust suspends or rejects the surrender of Shares for Silver Bars. To the extent the value of silver declines, these delays may result in a decrease in the value of the silver received by a Delivery Applicant, as well as a reduction in liquidity for all investors in the secondary market.

The surrender of Shares for Silver Bars may be suspended or rejected by the Trust during any period while regular trading on NYSE Arca is suspended or restricted, any period during which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate silver, or, with respect to the surrender of Shares by a Delivery Applicant only, as deemed necessary or advisable by the Sponsor for the protection of investors or as otherwise required by the Trust’s procedures governing the Delivery Application process. Additionally, the Sponsor may decline to approve a Delivery Application if the Silver Bars specified in the Delivery Application are not expected to be available within 5 business days of the Share Submission Day. The delivery of Silver Bars shall be suspended in the event the Sponsor resigns or is otherwise unable or unwilling to perform its obligations relating to the process of Delivery Applicants taking delivery of Silver Bars. If any of these events occurs at the time that a Delivery Application has been received, and the price of silver decreases before the Delivery Application is processed, a Delivery Applicant will sustain a loss with respect to the amount of Silver Bars that it would have been able to obtain from the Trust in connection with the surrender of the Delivery Applicant’s Shares, had the surrender taken place when it was originally intended to occur. In addition, there may be a reduction in the trading of Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and the price an investor may receive upon sale.

A Share Submission is Irrevocable

An investor’s instruction to its broker-dealer to transfer Shares to the Trust in a Share Submission is irrevocable and cannot be changed under any circumstances.

A Delivery Applicant wishing to deliver Shares of the Trust in exchange for Silver Bars must submit to the Sponsor a Delivery Application and the Processing Fees. The Delivery Application is not binding until Shares are submitted to the Trust. Once the Shares have been submitted, a Delivery Applicant may no longer revoke its Share Submission under any circumstances, although the Share Submission may be rejected by the Trustee or the Sponsor under certain circumstances. See “Taking Delivery of Silver Bars.”

Delivery of Silver Bars to Delivery Applicants Taking Delivery of Silver in Exchange for their Shares May Take Time

The Custodian or a precious metals dealer will deliver Silver Bars to Delivery Applicants in exchange for their Shares. A delay in the delivery of Silver Bars to Delivery Applicants could result in losses if the price of silver declines.

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The Custodian or a precious metals dealer will arrange for the delivery of Silver Bars to Delivery Applicants in exchange for their Shares. After a Delivery Applicant irrevocably submits Shares in exchange for Silver Bars, either the Trustee will instruct the Custodian to select and release Silver Bars to the Delivery Applicant, or if the Delivery Applicant requests Silver Bars, other than London Bars, the Custodian will enter into a transaction and shipping agreement (“Transaction Contract”) with a precious metals dealer to exchange Silver Bars held by the Trust for Silver Bars specified by the Delivery Applicant. Because delivery time depends on many factors, including the types of Silver Bars requested and the delivery method chosen, considerable time may elapse until the Delivery Applicant receives the Silver Bars. There may be additional delays if the Silver Bars are shipped to the Delivery Applicant in multiple smaller shipments. See “Taking Delivery of Silver Bars.” A delay in the delivery of Silver Bars to Delivery Applicants could result in losses if the price of silver declines.

Suspension or Rejection of the Surrender of Shares

If the Trust suspends or rejects a surrender of Shares for Silver Bars, an investor will have no alternative but to sell Shares on the open market.

In the event that the Trust suspends the surrender of Shares, or rejects the delivery of Shares under a Delivery Application, an investor who wishes to redeem Shares will have no alternative but to sell Shares on the open market. A sale of Shares in the market will involve brokerage costs and may result in tax consequences to the investor.

A Delivery Applicant Bears the Risk of Loss in Connection with the Delivery of Silver

A Delivery Applicant that suffers loss of, or damage to, its Silver Bars during delivery will not be able to recover damages from the Trust, the Trustee, the Sponsor, the Custodian, or the precious metals dealer from which the Silver Bars were obtained.

Upon the release of Silver Bars for forwarding to the Delivery Applicant, the Delivery Applicant’s Silver Bars will be transported by either a conventional shipping carrier, such as the U.S. Postal Service, Federal Express or United Parcel Service, or an armored transportation service engaged by or on behalf of the investor (each, a “Delivery Service Provider”). Ownership of the Silver Bars will transfer to the Delivery Applicant at the time the Custodian or the precious metals dealer from which they were obtained surrenders the Silver Bars to the Delivery Service Provider. Therefore, the Delivery Applicant will bear the risk of loss from the time the Delivery Service Provider assumes possession of the Silver Bars on the Delivery Applicant’s behalf. In the event of any loss or damage in connection with the delivery of the Silver Bars after such time, the Delivery Applicant will have no claim against the Trust, the Trustee, the Sponsor, the Custodian or the precious metals dealer. However, the Delivery Applicant may have a claim against the Delivery Service Provider.

Counterparty Risks of Transactions with Precious Metals Dealers

There are counterparty risks associated with the Trust’s transactions with precious metals dealers.

If a Delivery Applicant requests Silver Bars in a form other than London Bars, the Custodian will enter into a Transaction Contract with a precious metals dealer whereby the Custodian will acquire the requested type of Silver Bars from the precious metals dealer and then instruct the precious metals dealer to deliver the requested Silver Bars to the Delivery Applicant. However, there is no guarantee that the Silver Bars acquired by the Custodian from the precious metals dealer will meet the quantity and quality requirements of the Transaction Contract. The precious metals dealer is responsible to the Custodian for any deficiency in the amount or quality of the Silver Bars under the Transaction Contract. There is also a risk that no suitable precious metals dealer will be willing to enter into, or continue to enter into, transactions with the Custodian, and, as a result, the Custodian may not be able to exchange London Bars for Silver Bars of different specifications. Further, the Custodian may enter into exchange transactions with a limited number of precious metals dealers, which may increase the Custodian’s (and, indirectly, the Trust’s) exposure to counterparty risk.

Default of a Precious Metals Dealer

In the event of default or bankruptcy of a precious metals dealer, the Trust will bear the risk of loss of the amount expected to be received in an exchange of silver.

Although the Custodian is responsible for selecting the precious metals dealer and the Custodian reviews each Transaction Contract, the Custodian is not responsible for the default or misconduct of the precious metals dealer, provided that the Custodian exercises reasonable care in selecting the precious metals dealer. Under the transaction contract, the precious metals dealer is responsible to the Trust for any deficiency in the amount or quality of the Silver Bars it is to acquire on behalf of the Trust. Accordingly, the Trust will bear the risk of loss in connection with any loss resulting from the insolvency or misconduct of a precious metals dealer. Silver Bars that are to be converted into different specifications to meet the delivery requests of Delivery Applicants will be converted into unallocated Silver and then deposited into the precious metals dealer’s unallocated silver account with the

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Custodian. During this period, the Trust will have no proprietary rights to any specific bars of silver held by the precious metals dealer and the Trust will be an unsecured creditor of the precious metals dealer. In the event the precious metals dealer becomes insolvent or a claim of misconduct arises, the precious metals dealer’s assets may not be adequate to satisfy a claim by the Trust.

Failure by a Precious Metals Dealer to Exercise Due Care

The Trust, through the Custodian, will rely on a precious metals dealer to convert the Trust’s Silver Bars to another form of silver and to deliver the silver to the Delivery Applicant pursuant to the Delivery Application. Consequently, a failure by the precious metals dealer to exercise due care in the conversion and delivery of the Silver could result in a loss to the Trust.

The Trust, through the Custodian, will rely on a precious metals dealer to convert the Trust’s silver to another form of Silver in the amount and of the quality specified in the Transaction Contract and to deliver the Silver Bars to the Delivery Applicant pursuant to the instructions in the Delivery Application. Under the Transaction Contract, the precious metals dealer is responsible for any deficiency in the amount or quality of the Silver Bars. Although the Transaction Contract requires a precious metals dealer to maintain insurance to protect the Trust in the event of a loss associated with the Silver Bars, the Trust has no input regarding the amount, validity or adequacy of such insurance. Therefore, there is no assurance that such insurance will be sufficient to satisfy any losses incurred by a precious metals dealer. Any failure by the precious metals dealer to exercise due care with respect to the conversion and delivery of the Silver Bars may not be detectable or controllable by the Custodian and could result in a loss to the Trust.

The Trust’s Ability to Recover Losses from a Precious Metals Dealer May be Limited

The Transaction Contract and New York law provide a precious metals dealer with limited liability, which may impair the ability of the Trust to recover losses concerning its Silver Bars. Any recovery may be limited, even in the event of fraud, to the market value of the silver at the time the fraud is discovered.

The liability of a precious metals dealer is limited under the Transaction Contract and under New York law. Under the Transaction Contract, the precious metals dealer is liable only for losses associated with the failure of the Silver Bars to be in the amount and of the quality specified in the Transaction Contract and for losses that are the direct result of the precious metals dealer’s negligence, fraud or willful default in the performance of its duties. Any such liability is further limited to the market value of the Silver Bars held by the precious metals dealer at the time such negligence, fraud or willful default is discovered.

Silver Bars May Not be Available in the Requested Sizes

There is no guarantee that Silver Bars will be available in Specified Sizes.

The Trust holds London Bars. To facilitate a Delivery Applicant’s request to exchange Shares for physical delivery of Silver Bars, the Custodian will enter into a Transaction Contract with a precious metals dealer to exchange the Trust’s London Bars for Silver Bars of different specifications. There is no guarantee that, at the time that the Custodian seeks to exchange the Trust’s London Bars for Silver Bars of different specifications, such Silver Bars will be available. As a result, there may be a delay in obtaining such Silver Bars.

Delivered Silver May Be Difficult to Resell

If a Delivery Applicant requests that Silver Bars be delivered to a destination other than an institution authorized to accept and hold London Bars, the physical silver bullion will no longer be deemed London Good Delivery once it is delivered.

London Good Delivery Bars have the advantage that a purchaser generally will accept such bars as consisting of the indicated number of troy ounces of at least 999.00 fine silver without assaying or otherwise testing them. This provides London Bars with added liquidity as a sale of such bars can be completed more easily than the sale of other physical silver bullion. The Trust will only hold London Bars, and the physical silver bullion owned by the Trust will retain its status as London Bars while it is stored with the Custodian and its Vaulting Partners. If a shareholder redeems units for physical silver bullion and has the silver delivered to an institution authorized to accept and hold London Bars through an armored transportation service carrier that is eligible to transport London Bars, it is likely that the silver will retain its London Good Delivery status while in the custody of that institution. However, if the redeeming shareholder instructs that silver be delivered to a destination other than such an institution, the physical silver bullion will no longer be deemed London Good Delivery once it has been delivered, which may make a future sale of such silver more difficult.

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The Trust’s Ability to Recover Losses from the Custodian and its Vaulting Partners is Limited

The limited liability of the Custodian under the agreement with the Trust and under U.S. law and the limited liability of the Custodian’s Vaulting Partners under the agreement between the Custodian and each vaulting partner and under U.S. law may impair the ability of the Trust to recover losses concerning its Silver Bars. Any recovery may be limited, even in the event of fraud, to the market value of the silver at the time the fraud is discovered.

The liability of the Custodian is limited under the Custodian Agreement and under U.S. law. Under the agreement between the Trustee and the Custodian that establishes the Trust’s unallocated silver account (the “Unallocated Account”) and the Trust’s allocated silver account (the “Trust Allocated Account”), the Custodian is liable only for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Similarly, under the agreement between the Custodian and each of its Vaulting Partners (who hold the Trust’s Silver Bars), each vaulting partner is liable only for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. In addition, any such liability of the Custodian or a vaulting partner is further limited to the market value of the silver held in the Trust Allocated Account and the Trust’s Unallocated Account at the time such negligence, fraud or willful default is discovered.

Under each Authorized Participant Unallocated Bullion Account Agreement (between the Custodian and an Authorized Participant), the Custodian is not contractually or otherwise liable for any losses suffered by any Authorized Participant or investor that are not the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will the Custodian’s liability exceed the market value of the balance in the Authorized Participant’s Unallocated Account at the time such gross negligence, fraud or willful default is discovered. In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreement or the Authorized Participant Unallocated Bullion Account Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. Furthermore, the recourse of the Trustee or the investor is limited under U.S. law, as the Custodian will not be liable for any delay in the performance or any non-performance of its obligations by reason of any cause beyond its reasonable control.

The Trust May Experience Difficulty in Seeking Legal Redress Against the Custodian

Although the relationship between the Custodian and the Trustee concerning the Trust’s allocated silver is expressly governed by U.K. law, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply different legal standards, in which case the ability of the Trust to seek legal redress against the Custodian may be frustrated.

The obligations of the Custodian under the Custody Agreement, the Vaulting Agreements and the Authorized Participant Unallocated Bullion Account Agreement are governed by U.S. law. The obligations of each Vaulting Partner under each Vaulting Agreement are also governed by U.S. law. The Trust is a New York depositary trust. Any United States, New York or other court situated in the United States may have difficulty interpreting the London Bullion Market Association (the “LBMA”) rules or the customs and practices in the London custody market. It may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

Investors Do Not have the Right to Assert a Claim Against the Custodian

Investors and Authorized Participants lack the right under the Custody Agreement to assert claims directly against the Custodian.

Neither the investors nor any Authorized Participant will have a right under the Custody Agreement to assert a claim of the Trustee against the Custodian. Claims under the Custody Agreement may only be asserted by the Trustee on behalf of the Trust.

Failure by the Custodian and/or by a Vaulting Partner to Exercise Due Care

The Trust will rely on the Custodian and its Vaulting Partners for the safekeeping of essentially all of the Trust’s Silver Bars. Consequently, a failure by the Custodian to exercise due care in the safekeeping of the Trust’s Silver Bars could result in a loss to the Trust.

The Trust will rely on the Custodian and its Vaulting Partners for the safekeeping of all or essentially all of the Trust’s allocated silver. The Trustee is not liable for the acts or omissions of the Custodian or its Vaulting Partners, and has no obligation to monitor the activities of the Custodian or the Vaulting Partners other than to receive and review reports prepared by the Custodian pursuant to the Custody Agreement. In addition, the Custody Agreement and the Vaulting Agreements limit the Trustee’s ability to monitor the performance of the Custodian and its Vaulting Partners because the Trustee, the Sponsor and any accountants or other inspectors selected by the Sponsor have only limited rights to visit the premises of the Custodian and the Vaulting Partners for the purpose of examining the Trust’s Silver Bars and certain related records maintained by the Custodian and the Vaulting Partners. As a

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result, any failure by the Custodian and/or a Vaulting Partner to exercise due care in the safekeeping of the Trust’s Silver Bars may not be detectable or controllable by the Trustee and could result in a loss to the Trust.

The Trust Would Be An Unsecured Creditor of the Custodian in the Event of Insolvency

Silver held in the Trust’s Unallocated Account and any Authorized Participant’s Unallocated Account will not be segregated from the Custodian’s assets. The Custodian’s assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant in the event of insolvency.

Silver which is part of a deposit for a purchase order or part of a redemption distribution will be held in the Trust’s Unallocated Account and, previously or after, in the unallocated silver account of the purchasing Authorized Participant for a period of time. During those periods, the Trust and the Authorized Participant, as the case may be, will have no proprietary rights to any specific bars of silver held by the Custodian and will each be an unsecured creditor of the Custodian with respect to the amount of silver held in such unallocated accounts. In addition, the Custodian may fail to segregate silver held by it on behalf of the Trust, in which case the Trust will be an unsecured creditor of the Custodian with respect to the amount of silver held in such unallocated accounts. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of silver held in their respective unallocated silver accounts.

Baskets May Be Issued for More or Less Silver than Required

In issuing Baskets, the Trustee will rely on certain information received from the Custodian which is subject to confirmation after the Trustee has relied on the information. If such information is not accurate, Baskets may be issued in exchange for an amount of silver which is more or less than the amount of silver which is required to be deposited with the Trust.

The Custodian’s definitive records are prepared after the close of its respective business day. However, the Trustee will receive and rely upon information from the Custodian reporting the amount of silver credited to the Trust’s account during the business day, which is subject to correction during the Custodian’s preparation of its definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of silver actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

Silver Allocated to the Trust May Not Meet the Standards of a London Good Delivery Bar

Silver allocated to the Trust in connection with the creation of a Basket may not meet the standards of a London Good Delivery Bar and the Trust may suffer a loss if a Basket is issued against such silver.

The fineness of the silver allocated to the Trust in connection with the creation of a Basket is not independently confirmed by the Trustee or the Custodian. The silver allocated to the Trust by the Custodian may be different from the reported fineness or weight required by the LBMA’s standards for silver bars delivered in settlement of a silver trade (i.e., London Bars), which is the required standard of the Trust. If the Trustee nevertheless issues a Basket against such silver, and if the Custodian fails to satisfy its obligation to credit the Trust the amount of any deficiency, the Trust may suffer a loss.

Value of Silver Bars in the Trust Is Limited to the Value of the Silver Bars’ Fine Ounce Content

Silver Bars held by the Trust are valued at the price of silver independent of location. The price of silver commonly quoted refers to the price of a London Bar in London. Any Silver Bar that is not located in London may obtain a bid price when offered for sale that deviates from the price of silver.

Similarly, when investors exchange their Shares for Silver Bars other than London Bars, the Shares also are valued at the price of silver for purposes of calculating their share in the Trust.

Payment of the Sponsor Fee and Trust Expenses by the Trust May Cause a Decline in the Value of the Shares

The amount of silver represented by each Share will continue to decrease over the life of the Trust due to the sales of silver necessary to pay the Sponsor Fee and Trust expenses. Without increases in the price of silver sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses will be assumed by the Sponsor. For example, most taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Trust’s ordinary administrative expenses, the Sponsor has agreed to pay legal fees and expenses of the Trust not in excess of $100,000 per annum. Any legal fees and expenses in excess of that amount will be the responsibility of the Trust.

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The Trust will need to sell silver to cover the Sponsor Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) which have not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of silver held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trustee will still need to sell silver to pay the Sponsor Fee. The result of these sales is that the amount of silver represented by each Share will decrease. New deposits of silver, received in exchange for new Shares issued by the Trust, do not reverse this trend.

A decrease in the amount of silver represented by each Share results in a decrease in its price even if the price of silver has not changed. To retain the Share’s original price, the price of silver has to increase. Without that increase, the lesser amount of silver represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lower amount of silver represented by each Share, you will sustain losses on your investment in Shares. An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, will force the Trustee to sell larger amounts of silver, and will result in a more rapid decrease of the amount of silver represented by each Share and a corresponding decrease in its value.

Indemnification Payments May Adversely Affect the Value of the Shares

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee or the Custodian as contemplated in the Trust Agreement and the Custody Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. Similarly, the Custody Agreement provides for indemnification of the Custodian by the Trust under similar circumstances. That means that it may be necessary to sell assets of the Trust in order to cover losses or liability suffered by the Sponsor, the Trustee or the Custodian. Any sale of that kind would reduce the NAV of the Trust and the value of the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets consist of silver deposits. Such deposits are held by the Custodian on behalf of the Trust until (1) distributed to Authorized Participants in connection with redemptions of Baskets, (2) distributed or converted for distribution to a Delivery Applicant in connection with a Delivery Application, or (3) sold to pay Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust—Trust Expenses.”

THE silver INDUSTRY

Introduction

This section provides a brief introduction to the silver industry by looking at some of the key participants, detailing the primary sources of demand and supply and outlining the limited role of the “official” sector (i.e., central banks) in the market.

Market Participants

The participants in the world silver industry may be classified in the following sectors: the mining and producer sector, the banking sector, the official sector, the investment sector and the manufacturing sector. A brief description of each follows.

Mining and Producer Sector

This group includes mining companies that specialize in silver and silver production; mining companies that produce silver as a by-product of other production (such as lead, zinc, copper or gold mine production); scrap merchants and recyclers.

Banking Sector

Bullion banks provide a variety of services to the silver market and its participants, thereby facilitating interactions between other parties. Services provided by the bullion banking community include traditional banking products as well as mine financing, physical silver purchases and sales, hedging and risk management, inventory management for industrial users and consumers and silver leasing.

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The Official Sector

Unlike gold, there are no official statistics published by the International Monetary Fund, Bank of International Settlements, or national banks on silver holdings by national governments. The main reason for this is that silver is generally not recognized as a reserve asset. Consequently, there are very limited silver stocks held by governments. According to GFMS Limited in World Silver Survey 2012, at the end of 2011, government held silver bullion stocks total 97.0 Moz.

The Investment Sector

This sector includes the investment and trading activities of both professional and private investors and speculators. These participants range from large hedge and mutual funds to day-traders on futures exchanges and retail-level coin collectors.

The Manufacturing Sector

The fabrication and manufacturing sector represents all the commercial and industrial users of silver. Industrial applications comprise the largest use of silver. The jewelry and silverware sector is the second largest, followed by the photographic industry (although the latter has been declining over the past several years as a result of the spread of digital photography).

World Silver Supply and Demand (2002-2011)

The following table sets forth a summary of the world silver supply and demand from 2002 to 2011:

World Silver Supply and Demand

(in millions of ounces)

	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
Supply
Mine Production	593.9	596.6	613.0	637.3	641.7	665.4	681.9	718.3	751.4	761.6
Net Government Sales	59.2	88.7	61.9	65.9	78.5	42.5	28.9	15.5	44.2	11.5
Old Silver Scrap	196.3	194.0	195.2	198.6	203.3	199.0	193.7	188.4	228.7	256.7
Producer Hedging	—	—	9.6	27.6	—	—	—	—	50.4	10.7
Implied Net Disinvestment	18.9	1.6	—	—	—	—	—	—	—	—
Total Supply	868.3	881.0	879.7	929.5	923.5	907.0	904.5	922.2	1,074.7	1,040.6

Demand
Fabrication
Industrial Applications	355.3	368.4	387.4	431.8	454.2	491.1	492.7	403.8	500.0	486.5
Photography	204.3	192.9	178.8	160.3	142.2	117.6	101.3	79.3	72.1	66.1
Jewelry	168.9	179.2	174.8	173.8	166.3	163.5	158.3	158.9	167.4	159.8
Silverware	83.5	83.9	67.2	67.6	61.0	58.5	57.1	58.2	51.2	46.0
Coins & Medals	31.6	35.7	42.4	40.0	39.8	39.7	65.4	79.0	99.4	118.2
Total Fabrication	843.5	860.1	850.6	873.6	863.5	870.3	874.7	779.2	890.1	876.6
Producer De-Hedging	24.8	20.9	—	—	6.8	24.2	11.6	22.3	—	—
Implied Net Investment	—	—	29.1	55.9	53.2	12.5	18.2	120.7	184.6	164.0
Total Demand	868.3	881.0	879.7	929.5	923.5	907.0	904.5	922.2	1,074.7	1,040.6
Silver Price (London US$/oz)	4.599	4.879	6.658	7.312	11.549	13.384	14.989	14.674	20.193	35.119

Note: Total may not add due to independent rounding.

Source: World Silver Survey 2012, the Silver Institute and GFMS Limited

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Historical Charts of the Price of Silver

The price of silver is volatile and fluctuations are expected to have a direct impact on the value of the Shares. However, movements in the price of silver in the past are not a reliable indicator of future movements. Movements may be influenced by various factors, including supply and demand, geo-political uncertainties, economic concerns such as inflation, and real or speculative investor interest. This section of the prospectus identifies movements of the silver prices since January 1975. For the purposes of this discussion, “silver prices” refers to the London Fix daily closing prices for silver.

The following chart illustrates the changes in the London Fix silver prices from January 1975 through January 2012:

London Fix Silver Prices (January 1975 – January 2012)

Silver prices over the period from January 1975 through August 2012, averaged $8.80 (in U.S. dollars) per ounce. The highest silver price during this period was reached in January 1980 at $49.45, and the low was marked in February 1991 at $3.55.

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The highest annual average during this period was recorded in 2011 at $35.12, and the lowest annual average was seen in 1992 at $3.95.

During 1979, silver prices rose from $6.08 on January 1, 1979 to $32.20 on December 31, 1979. High levels of investment demand helped lead to high silver prices and high volatility through 1980 with silver prices reaching a historical high of $49.45 in January 1980. After five successive years of strong prices, silver began a general trend downward in 1985 for the next 7 years. The decline in the price of silver was related to several factors, including profit taking by investors and speculators, reduced inflation expectations and some constriction in industrial usage.

During the 1990s the fundamentals for silver prices improved, with mine production rising only 4% from 1990 to 1999, while total fabrication demand increased by 22% during the same period. Substantial flows of silver bullion from above-ground stocks in China in 1999 impacted the silver price that year and into the early 2000s.

The following chart illustrates the changes in the London Fix silver prices from December 2001 through October 2012:

London Fix Silver Prices (December 2001 - October 2012)

Since 2002, the price of silver increased due to a number of factors. Among such factors are the decline in the U.S. dollar against other currencies, the poor performance of U.S. and other major equities markets, a surge in investment demand in commodities as an asset class generally, strength in fabrication demand, and the low level of forward selling by mining companies. In 2006, the silver price experienced a 58 percent increase over the average 2005 price of $7.31 per ounce. The average price in 2006 was $11.55 per ounce. While prices gyrated around the $14 level (as high as $16 and as low as $11) throughout much of 2007, the year of 2008 saw price movements from around $15 per ounce at the beginning of January 2008 to a high of $20.92 in mid-March, before settling around $11 at the end of December. Since the high in March of 2008, silver prices were relatively centered in the $17 range through the end of July, and proceeded to collapse to around the $10 level in mid-October over the course of those few months. For the remainder of 2008, silver moved upwards to close in the $11 range. This pattern was similar to the one seen in other commodities, such as crude oil. Among other factors, this fall reflects the slowing global growth which would reduce the industrial demand for silver as well as the stronger US Dollar making precious metals generally a less attractive store of value. However, since the lows at the end of 2008, silver prices rose 1.12% over the final quarter of 2009 and ended the year at just under $17 a troy ounce. This relatively flat performance masked significant volatility however with prices falling by 2.4% in October, rising 14.0% in November, only to fall again by 9.07% in December. Silver prices tracked gold prices over the quarter and were supported by an

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improvement in investor sentiment and flows into Exchange Traded Funds, concerns about the US dollar and a pickup in global economic conditions. As industrial demand improves the balances in the physical silver market (currently well supplied) should improve. Market conditions in 2010 prompted silver to have a strong positive performance. As of the end of the fourth quarter of 2011, silver had returned (8.00)% year-to-date and closed at a price of $28.18% per troy ounce on December 30, 2011. As of the end of October 2012, the price of silver was $32.28.

As indicated above, present prices and trends are no indication of future prices. There is no assurance that the present upward trend will continue or that silver prices are not about to enter a period of decline.

Operation of the Silver Market

The global trade in silver consists of OTC transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

Global Over-the-Counter Market

The OTC silver market includes spot, forward, and option and other derivative transactions conducted on a principal-to-principal basis. While this is a global, nearly 24-hour per day market, its main centers are London (the biggest venue), New York and Zurich.

According to the London Bullion Market Association, members of the London Bullion Market Association (LBMA), the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market, act as OTC market makers and it is believed that most OTC market trades are cleared through London. The LBMA plays an important role in setting OTC silver trading industry standards. Members of the London bullion market typically trade with each other and with their clients on a principal-to-principal basis. All risks, including those of credit, are between the two parties to a transaction. This is known as an OTC market, as opposed to an exchange-traded environment.

Unlike a futures exchange, where trading is based around standard contract units, settlement dates and delivery specifications, the OTC market allows flexibility. It also provides confidentiality, as transactions are conducted solely between the two principals involved.

London Good Delivery Bar

According to the London Bullion Market Association, the LBMA’s “London Good Delivery List”, identifies approved refiners of silver. In the OTC market, silver that meets the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of an LBMA-acceptable refiner) and appearance set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA are “London Good Delivery Bars.” A London Good Delivery must contain between 750 ounces and 1100 ounces of silver with a minimum fineness (or purity) of 999.0 parts per 1000. A London Good Delivery Bar must also bear the stamp of one of the refiners who are on the LBMA-approved list. A London Good Delivery Bar that is acceptable for settlement of any OTC transaction is acceptable for delivery to the trust in connection with the issuance of Baskets of Shares.

Settlement and Delivery

The basis for settlement of a sale of silver in the LBMA market is delivery of a standard London Good Delivery bar at the London vault nominated by the dealer who made the sale, by credit to an allocated account, or through a LBMA clearing member to the unallocated account of any third party, according to the LBMA.

Allocated Accounts

According to the LBMA, these accounts are opened when a customer requires metal to be physically segregated and needs a detailed list of weights and assays. The customer has full title to the metal in the account, with the dealer holding it on the client’s behalf as a custodian. Customers’ holdings are identified in a weight list of bars showing the unique bar number, gross weight, the assay or fineness of each bar and its fine weight. Credits or debits to the holding will be effected by physical movements of bars to or from the customer’s physical holding.

Unallocated Accounts

An unallocated account does not have specific bars set aside and the customer only has a general entitlement to the metal. It is the most convenient, cheapest and most commonly used method of holding metal. Transactions may be settled by credits or debits

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to the account while the balance represents the indebtedness between the two parties. Credit balances on the account do not entitle the creditor to specific silver bars, but are backed by the general stock of the bullion dealer with whom the account is held. The client is an unsecured creditor. Should the client wish to receive actual metal, this is done by ‘allocating’ specific bars or equivalent bullion product, the fine silver content of which is then debited from the allocated account, according to the LBMA.

London Market Regulation

Responsibility for the regulation of the major participants in the London bullion market lies with the Financial Services Authority (FSA) under the Financial Services and Markets Act 2000. Under this Act, all UK-based banks, together with other investment firms, are subject to a range of requirements including capital adequacy, liquidity and systems and controls.

Conduct of business in the London bullion market falls under two jurisdictions dictated by the type of business. The FSA is responsible for “investment business” as defined under the Act. For the bullion market, this covers derivatives. The requirements upon firms in their dealings with market professionals are set out in the FSA’s Inter-Professional Chapter, the IPC.

For spot, forwards and deposits in silver, which are not covered by the Act, guidelines for the conduct of business are set out in The London Code of Conduct for Non-Investment Products, the NIPs code. Market practitioners representing the foreign exchange, money and bullion markets in conjunction with the Bank of England have drawn up this code. It sets out the standards of conduct and professionalism expected between market practitioners with each other and with their clients, according to the London Bullion Market Association.

Futures Exchanges

The most significant silver futures exchanges are the COMEX, operated by Commodities Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc., and the Tokyo Commodity Exchange (TOCOM).

Future exchanges seek to provide a neutral, regulated marketplace for the trading of derivatives contracts for commodities. Future contracts are defined by the exchange for each commodity. For each commodity traded, this contract specifies the precise quality and quantity standards. The contract’s terms and conditions also define the location and timing of physical delivery.

An exchange does not buy or sell those contracts, but seeks to offer a transparent forum where members, on their own behalf or on the behalf of customers, can trade the contracts in a safe, efficient and orderly manner. During regular trading hours at COMEX, the commodity contracts are traded through open outcry; a verbal auction in which all bids, offers and trades must be publicly announced to all members. Electronic trading is offered by the exchange after regular market hours. Except for brief breaks to switch between open outcry and electronic trading in the evening and the morning, silver futures trade almost 24 hours a day, five business days a week.

In addition to the public nature of the pricing, futures exchanges in the United States are regulated at two levels, internal and external governmental supervision. The internal is performed through self-regulation and consists of regular monitoring of the following: the open-outcry process to insure that it is conducted in conformance with all exchange rules; the financial condition of all exchange member firms to insure that they continuously meet financial commitments; and the positions of commercial and non-commercial customers to insure that physical delivery and other commercial commitments can be met, and that pricing is not being improperly affected by the size of any particular customer positions. External governmental oversight is performed by the CFTC, which reviews all the rules and regulations of United States futures exchanges and monitors their enforcement.

BUSINESS OF THE TRUST

The activities of the Trust are limited to: (1) issuing Baskets in exchange for the silver deposited with the Custodian for safekeeping; (2) selling silver as necessary to cover the Sponsor Fee, Trust expenses not assumed by the Sponsor and other liabilities; (3) delivering silver in exchange for Baskets surrendered for redemption; (4) engaging in OTC transactions to convert the Trust’s silver into silver of different specifications for the purpose of processing Delivery Applications; and (5) delivering Silver Bars in exchange for Shares by Delivery Applicants.

The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of silver.

Trust Objectives

The Trust was formed under New York law pursuant to the Trust Agreement. The Trust’s primary objective is for the Shares to reflect the performance of the price of silver less the expenses of the Trust’s operations. The Trust’s secondary objective is to

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provide investors with an opportunity to invest in silver through the Shares and to be able to take delivery of physical silver bullion in exchange for those Shares. An investment in physical silver bullion may require expensive and sometimes complicated arrangements in connection with the transportation, storing and insurance of the silver. The Trust provides investors with a convenient and cost efficient way to buy and hold silver through an exchange traded security with the option to take delivery of the physical silver bullion. Although owning Shares will not be the exact equivalent of an investment in silver, such Shares provide investors with an alternative that allows a level of participation in the silver market through the securities market.

An investment in Shares is:

Easily Accessible and Relatively Cost Efficient. Investors can access the silver market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use silver by using the Shares instead of using the traditional means of purchasing, trading and holding silver and for many investors. Transaction costs related to the Shares may also be lower than those associated with the purchase, storage and insurance of physical silver bullion.

Exchange Traded and Transparent. The Shares will trade on the NYSE Arca under the symbol “[ ],” and will provide investors with an efficient means to implement various investment strategies. [Upon effectiveness of the registration statement, of which this Prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust.] The Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s holdings will be reported on the Trust’s website daily.

Backed by Silver Held by the Custodian and its Vaulting Partners on Behalf of the Trust. The Shares represent an interest in physical silver London Bars owned by the Trust and held in physical custody at the Custodian and its Vaulting Partners. Physical bullion of the Trust is not subject to borrowing arrangements with third parties. The Trust’s silver is not subject to counterparty or credit risks. The Trust’s silver is held in the form of London Bars which are allocated to the Trust Allocated Account and held in the Trust’s name by the Custodian. This contrasts with other financial products that gain exposure to silver bullion through the use of derivatives that may be subject to counterparty and credit risks.

Secondary Market Trading

While an objective of the Trust is for the value of the Shares to reflect, at any given time, the price of silver owned by the Trust at that time less the Trust’s expenses and liabilities, Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the NYSE Arca and the COMEX, London and Zurich. While the Shares will trade on the NYSE Arca until 4:00 p.m., New York time, liquidity in the global silver market may be reduced after the close of the major world silver markets, including London, Zurich and COMEX, usually at 1:30 p.m., New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

CREATION AND REDEMPTION OF SHARES BY AUTHORIZED
PARTICIPANTS

Creation and Redemption of Shares

Authorized Participants are the only persons that may place orders to create and redeem Baskets. An Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have established an Authorized Participant Unallocated Account, and (4) have entered into an Authorized Participant Agreement with the Sponsor and the Trustee. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the silver and any cash required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor, without the consent of any investor or Authorized Participant. Authorized Participants pay a transaction fee of $[ ] to the Trustee for each order they place to create or redeem one or more Baskets. Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

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Certain Authorized Participants are expected to have the facility to participate directly in the silver bullion market and the silver futures market. In some cases, an Authorized Participant may from time to time acquire silver from or sell silver to its affiliated silver trading desk, which may profit in these instances. Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and regulated by the Financial Industry Regulatory Authority (“FINRA”) or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this Prospectus, [              ] have each signed an Authorized Participant Agreement with the Sponsor and the Trustee and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this Prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Deposit of Silver; Issuance of Baskets. The Trust creates and redeems Shares on a continuous basis, but only in Baskets of [ ] Shares. Silver deposited with the Custodian must be in the form of London Bars (i.e, be of at least a minimum fineness (or purity) of 999.0 parts per 1,000 (99.9%) and otherwise meet London Good Delivery Standards).

Upon the deposit of silver with the Custodian and the payment of the Trustee’s transaction fee and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Trustee will deliver the corresponding number of Baskets to the DTC account of the depositing Authorized Participant.

Before making a deposit, the Authorized Participant must deliver to the Trustee a written purchase order indicating the number of Baskets it intends to acquire and the location or locations where it expects to make the corresponding deposit of silver with the Custodian. The Trustee will acknowledge the purchase order unless it or the Sponsor decides to reject the deposit. The Trustee may reject a deposit at any time the Trustee’s transfer books are closed or it the Trustee or the Sponsor thinks it necessary or advisable for any reason. None of the Trustee, the Sponsor or the Custodian will be liable for the rejection of any purchase order or deposit.

The date the Trustee receives the written purchase order determines the amount of silver (measured in Fine Ounces) which Authorized Participant must transfer to the Trust in exchange for a Basket, or will receive in exchange for each Basket surrendered for redemption (the “Basket Silver Amount”). However, orders received by the Trustee after 3:59 p.m. (New York time) on a business day are treated as received on the next following business day. The Trustee has entered into a Custody Agreement with the Custodian which contains arrangements so that silver can be delivered in New York, New York (United States), Toronto, Canada, London, England, or at other locations that may be authorized in the future.

If the Trustee accepts the purchase order, it transmits to the Authorized Participant, via facsimile or electronic mail message, no later than 5:00 p.m. (New York time) on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Trustee and indicating the Basket Silver Amount that the Authorized Participant must deliver to the Custodian in exchange for each Basket. Prior to the Trustee’s acceptance as specified above, a purchase order only represents the Authorized Participant’s unilateral offer to deposit silver in exchange for Baskets of Shares and has no binding effect upon the Trust, the Trustee, the Custodian or any other party.

The Basket Silver Amount necessary for the creation of a Basket changes from day to day. The initial Basket Silver Amount at the time of creation of the Trust was _____ fine ounces of silver. On each day that NYSE Arca is open for regular trading, the Trustee adjusts the quantity of silver constituting the Basket Silver Amount as appropriate to reflect sales of silver, any loss of silver that may occur, and accrued expenses. The computation is made by the Trustee as promptly as practicable after 4:00 p.m. (New York time). See “Description of the Trust—Valuation of Silver; Computation of Net Asset Value and Adjusted Net Asset Value.” The Trustee determines the Basket Silver Amount for a given business day by multiplying the NAV by the number of Shares in each Basket ([    ]) and dividing the resulting product by that day’s London PM Fix. Fractions of a fine ounce of silver smaller than 0.001 fine ounce are disregarded for purposes of the computation of the Basket Silver Amount. The Basket Silver Amount so determined is

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communicated via facsimile or electronic mail message to all Authorized Participants, and available on the sponsor’s website for the Shares. NYSE Arca also publishes the Basket Silver Amount determined by the trustee as indicated above.

Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, and the Sponsor’s fee accrues daily at the same rate (i.e., 1/365th of the net asset value of the Trust multiplied by [ ]%), and in the absence of any extraordinary expenses or liabilities, the amount of silver by which the Basket Silver Amount decreases each day is predictable. The Trustee intends to make available on each business day through the same channels used to disseminate the actual Basket Silver Amount determined by the Trustee as indicated above an indicative Basket Silver Amount for the next business day. Authorized Participants may use that indicative Basket Silver Amount as guidance regarding the amount of silver that they may expect to have to deposit with the custodian in respect of purchase orders placed by them on such next business day and accepted by the Trustee. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Trustee, the Authorized Participant will be required to deposit with the Custodian the Basket Silver Amount determined by the Trustee on the effective date of the purchase order.

No Shares are issued unless and until the Custodian has informed the Trustee that it has allocated to the Trust’s account at the Custodian the corresponding amount of silver.

Redemption of Baskets; Withdrawal of Silver. Authorized Participants, acting on authority of the registered holder of Shares, may surrender Baskets of Shares in exchange for the corresponding Basket Silver Amount announced by the Trustee. Upon the surrender of such Shares and the payment of the Trustee’s transaction fee and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Trustee will deliver to the order of the redeeming Authorized Participant the amount of silver corresponding to the redeemed Baskets. Shares can only be surrendered for redemption in Baskets of 50,000 Shares each.

Before surrendering Baskets of Shares for redemption, an Authorized Participant must deliver to the Trustee a written request indicating the number of Baskets it intends to redeem and the location where it would like to take delivery of the silver represented by such Baskets. The date the Trustee receives that order determines the Basket Silver Amount to be received in exchange. However, orders received by the trustee after 3:59 p.m. (New York time) on a business day are treated as received on the next following business day.

The Custodian may make the silver available for collection at its office or at the office of a Vaulting Partner. Silver is delivered at the locations designated by the Trustee, in consultation with the Custodian. Redeeming Authorized Participants are entitled to express a preference as to where they would like to have silver delivered, but have no right to receive delivery at a specified location.

Unless otherwise agreed to by the Custodian, silver is delivered to the redeeming Authorized Participants in the form of physical bars only (except that any amounts of less than 750.0 ounces may be transferred to an unallocated account of, or as ordered by, the redeeming Authorized Participant).

Redemptions may be suspended only (1) during any period in which regular trading on the NYSE Arca is suspended or restricted or the exchange is closed (other than scheduled holiday or weekend closings), (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of silver is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. None of the Sponsor, the Trustee or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Trustee of $[  ] per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. The Trustee shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice. A transaction fee may not exceed 0.10% of the value of a Basket at the time the creation and redemption order is accepted.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed

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directly on the Authorized Participant, and agree to indemnify the Sponsor, the Trustee and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

TAKING DELIVERY OF Silver BARS

A Delivery Applicant (as defined above) may submit Shares to the Trust in exchange for Silver Bars pursuant to procedures established by the Trust. The number of Shares to be delivered must correspond in value to the Fine Ounce content of the Silver Bars requested and have a minimum dollar value in an amount that is specified by the Sponsor from time to time on the Trust’s website.

Delivery Application

Each Delivery Applicant must submit a Delivery Application to the Sponsor. The Delivery Application must include a signature guarantee. A Delivery Application expresses the Delivery Applicant’s non-binding intention to exchange Shares for Silver Bars on the Share Submission Day and provides instructions to his or her broker-dealer to effect the exchange of Shares for Silver Bars. The Sponsor may reject any Delivery Application.

A Delivery Application may be found on the Trust’s website at www.[  ].com. It also is an Appendix to the Trust’s prospectus.

Minimum Purity of Bars for Exchange

Silver obtained for delivery to Delivery Applicants will consist of silver bars and coins with a minimum fineness (or purity) of 999.0 parts per 1,000 (99.9%) and American Silver Eagle Coins (with a minimum fineness of 91.67%).

Delivery Amount and Share Submission Quantity

A Delivery Applicant must specify in its Delivery Application the delivery amount, consisting of the Share Submission Quantity and the Cash Proceeds, to exchange Shares for one or more Silver Bars.

Processing Fees

The exchange of Shares for the delivery of Silver Bars is subject to Processing Fees, which must be submitted with the Delivery Application.

Delivery Payment Schedule

All Processing Fees must be wired to the Sponsor. The Processing Fee is due at the time the Delivery Application is submitted to the Sponsor and is fully refundable until a Delivery Applicant irrevocably submits his or her Shares to the Trustee.

Delivery Method

The Trustee will instruct the Custodian or the Custodian shall instruct the precious metals dealer, as applicable, to deliver the Silver Bars to a Delivery Applicant based on instructions in the Delivery Application. Once the Silver Bars have been released by the Custodian or the precious metals dealer, the Silver Bars cannot be returned and are no longer the responsibility of the Trust, the Trustee, the Custodian, the precious metals dealer or the Sponsor.

Signature Guarantee

To protect investors and the Trust against fraud, signatures on the Delivery Application must have a guaranteed signature (“Signature Guarantee”). A Signature Guarantee verifies the authenticity of the Delivery Applicant’s signature. A Delivery Applicant can obtain a signature guarantee from his or her broker-dealer through whom he or she intends to submit the Delivery Application. A Signature Guarantee is required in order to process Delivery Applications.

Anti-Money Laundering Screening

Delivery Applicants will be subject to Anti-Money Laundering screening when they submit the Delivery Application. The Sponsor will not pre-approve a Delivery Application if the Sponsor has concerns about fraudulent conduct or anti-money laundering activity. Corporate and non-U.S. investors are cautioned that their Delivery Applications may be delayed or rejected if the Sponsor is not able to verify the identity of the investor. Delivery of Silver Bars may be by an armored transportation service to a bank where the Delivery Applicant has a banking relationship as a means of verifying the identity of the investor.

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Tax Responsibility

Investors are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the receipt of Silver Bars, regardless of whether such tax or charge is imposed directly on the investor. Each investor agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

Non-U.S. Investors

Investors who are citizens or residents of, or are based in or acting from, a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other non-U.S. jurisdiction to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Investor (as defined below) and certain U.S. federal tax consequences that may apply to the purchase, ownership and disposition of Shares by a Non-U.S. Investor (as defined below). The following discussion represents, insofar as it describes conclusions regarding U.S. federal tax law and subject to the limitations and qualifications described therein, the opinion of Dechert LLP, special U.S. federal income tax counsel to the Sponsor. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively.

The tax treatment of investors may vary depending on their own particular circumstances. Certain investors -- including banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders, persons holding Shares as a position in a “hedging,” “straddle,” “conversion” or “constructive sale” transaction (as those terms are defined in the authorities mentioned above), entities treated as partnerships for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, and other investors with special circumstances -- may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” as defined in section 1221 of the Code.

The discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Investor” is an investor that is:

•	An individual who is treated as a citizen or resident of the United States for U.S. federal tax purposes;
•	A corporation (or entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;
•	An estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

An investor that is not a U.S. Investor as so defined is referred to below as a “Non-U.S. Investor.” For U.S. federal tax purposes, the treatment of any beneficial owner of an interest in a partnership (including any entity classified as such for U.S. federal tax purposes) will generally depend on the partner’s status and the partnership’s activities. Partnerships and partners should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of Shares.

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Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal tax purposes. In the opinion of Dechert LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be treated as a “grantor trust” for those purposes (and the following discussion assumes that treatment). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to its investors, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis. The opinion of Dechert LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with counsel’s conclusions, and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification or treatment of the Trust for U.S. federal tax purposes. If the IRS were to assert successfully that the Trust is not a “grantor trust,” the Trust would generally be classified as a partnership for those purposes, which may affect timing and other tax consequences to its investors.

Taxation of U.S. Investors

An owner of Shares will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the Trust’s assets and directly received that share of any Trust income and incurred that share of the Trust’s expenses. In the case of an investor that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of an investor that acquires its Shares as part of the creation of a Basket, the delivery of silver to the Trust in exchange for a pro rata share of the underlying silver represented by the Shares will not be a taxable event to the investor, and the investor’s tax basis and holding period for that share of the Trust’s silver will be the same as its tax basis in and holding period for the silver delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of an investor’s Shares are acquired on the same date and at the same price per Share. Investors that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis in and holding period for the underlying silver represented by such Shares.

If the Trust sells silver, for example to generate cash to pay fees or expenses, an investor will recognize gain or loss in an amount equal to the difference between (1) the investor’s pro rata share of the amount the Trust realizes on the sale and (2) the investor’s tax basis in its pro rata share of the silver that was sold. An investor’s tax basis in its share of any silver sold (or exchanged) by the Trust generally will be determined by multiplying the investor’s total basis in its share of all the silver held in the Trust immediately prior to the sale or exchange by a fraction, the numerator of which is the amount of silver sold and the denominator of which is the total amount of the silver so held. After any such sale or exchange, an investor’s tax basis in its pro rata share of the silver remaining in the Trust will be equal to its tax basis in its share of the total amount of the silver held in the Trust immediately prior to the sale less the portion of that basis allocable to its share of the silver that was sold.

On the sale of some or all of its Shares, an investor will be treated as having sold the part of its pro rata share of the silver held in the Trust at that time that is attributable to the Shares sold. Accordingly, the investor generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares and (2) the investor’s tax basis in that attributable part, as determined in the manner described in the preceding paragraph.

If an investor submits some or all of its Shares to the Trust for redemption in order to take delivery of the underlying Silver Bars (including American Silver Eagle Coins) represented by the redeemed Shares, the exchange will generally not be a taxable event for the investor (except as noted below with respect to any Cash Proceeds). In addition, if an investor acquired its Shares as part of the creation of a Basket by delivering to the Trust silver in specified denominations (e.g., unallocated silver), the subsequent redemption of its Shares for silver delivered by the Trust in different denominations (e.g., LBMA silver in denominations of 350 to 430 Fine Ounces or 10 Ounce Silver Bars or American Silver Eagle Coins) will not constitute a taxable event, provided that the amount of silver received on the redemption contains the equivalent metallic content of the silver delivered on the creation, less amounts accrued or sold to pay the Trust’s expenses and other charges. An investor’s tax basis in the silver received on a redemption generally will be the same as the investor’s tax basis in the portion of its pro rata share of the silver held in the Trust immediately prior to the redemption that is attributable to the redeemed Shares. An investor’s holding period with respect to the silver received on a redemption should include the period during which the investor held the redeemed Shares. A subsequent sale of the silver received by the investor will be a taxable event.

If an investor is entitled to a Cash Proceeds on the redemption of some or all of its Shares, the investor will be treated as having sold the portion of its pro rata share of the silver held in the Trust equal in value to the Cash Proceeds.

After any sale or redemption of less than all of an investor’s Shares, the investor’s tax basis in its pro rata share of the silver held in the Trust immediately after such sale or redemption generally will equal (1) its tax basis in its share of the total amount of the silver held in the Trust immediately prior to the sale or redemption less (2) the portion of such basis that is taken into account in

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determining the amount of gain or loss the investor recognizes on the sale or, in the case of a redemption, is treated as the basis in the silver received by the investor in the redemption.

Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Investors Who Are Individuals

Gains recognized by individuals from the sale of “collectibles,” which term includes silver, held for more than one year are taxed at a maximum rate of 28%, rather than the preferential rate applicable to most other long-term capital gains (15% or 20%, depending on whether the individual’s income exceeds certain thresholds). For these purposes, gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Trust) is treated as gain recognized on the sale of collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles the trust holds. Therefore, any gain recognized by an individual U.S. Investor attributable to a sale or exchange of Shares held for more than one year, or attributable to the Trust’s sale of any silver that the investor is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. Investor for one year or less or by a taxpayer other than an individual are generally the same as those at which ordinary income is taxed.

3.8% Tax on Net Investment Income for Taxable Years Beginning after December 31, 2012

The Health Care Reform and Education Reconciliation Act of 2010 requires an individual to pay a 3.8% tax on the lesser of (1) the excess of the individual’s “modified adjusted gross income” over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or (2) the individual’s “net investment income,” which generally includes dividends, interest, and net gains from the disposition of investment property, for taxable years beginning after December 31, 2012. This tax is in addition to any other taxes due on that income. A similar tax will apply for those years to estates and trusts. U.S. Investors should consult their own tax advisers regarding the effect, if any, this provision may have on their investment in Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by an investor in purchasing Shares will be included in the investor’s tax basis in the Trust’s underlying assets. Similarly, any brokerage fee incurred by an investor in selling Shares will reduce the amount the investor realizes with respect to the sale.

Investors will be required to recognize the full amount of gain or loss on a sale of silver by the Trust (as discussed above), even though some or all of the sale proceeds are used by the Trustee to pay Trust expenses. An investor may deduct its respective pro rata share of each expense incurred by the Trust to the same extent as if it directly incurred the expense. Investors who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of the individual’s adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable Code provisions.

Investment by U.S. Tax-Exempt Investors

Certain U.S. Investors (referred to in this paragraph as “U.S. Tax-Exempt Investors”) are subject to U.S. federal income tax only on their “unrelated business taxable income” (or “UBTI”). Unless it incurs debt to purchase Shares, it is expected that a U.S. Tax-Exempt Investor should not realize UBTI with respect to its pro rata share of the Trust’s income or gains. U.S. Tax-Exempt Investors should consult their own independent tax advisers regarding the U.S. federal income tax consequences of holding Shares in light of their particular circumstances.

Investment by Regulated Investment Companies

An investment in Shares may be considered an investment in the underlying silver for purposes of the asset and income tests that must be satisfied by mutual funds and other investment vehicles that are “regulated investment companies” within the meaning of Code section 851, notwithstanding that they are a “security” within the meaning of the 1940 Act. As a result, an investment in Shares may not be appropriate for investors that are regulated investment companies. Such investors should consult their own independent tax advisers regarding the extent to which an investment in Shares, to a limited extent, might nevertheless be consistent with preservation of their qualification as a “regulated investment company” under the Code.

Investment by Certain Retirement Plans

Section 408(m) of the Code provides that the purchase of a “collectible” as an investment for an individual retirement account (IRA), or for a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) (“Tax-Qualified Account”), is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The IRS has issued private letter rulings to the effect that a purchase of shares in a trust holding precious metals by an IRA, or by a participant-directed account under a Code Section 401(a) plan, will not be treated as resulting in a taxable distribution to the IRA owner or plan participant under Section 408(m) of the Code. However, private letter rulings may only be relied upon by the taxpayer to whom they are issued. Additionally, if a redemption of Shares results in the delivery of silver bullion to an IRA or Tax-Qualified Account, that distribution would constitute the acquisition of a collectible to the extent provided under that section. See also “ERISA and Related Considerations.”

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Income Taxation of Non-U.S. Investors

A Non-U.S. Investor generally will not be subject to U.S. federal income tax with respect to gain recognized on the sale or other disposition of Shares, or on the sale of silver by the Trust, unless (1) the Non-U.S. Investor is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition and the gain is treated as being from U.S. sources or (2) the gain is effectively connected with the conduct by the Non-U.S. Investor of a trade or business in the United States and certain other conditions are met.

Estate and Gift Tax Considerations for Non-U.S. Investors

Non-Resident investors are urged to consult their tax advisers regarding the possible application of U.S. estate, gift and generation-skipping transfer taxes in their particular circumstances.

U.S. Information Reporting and Backup Withholding

The Trustee will make information available which will enable brokers and custodians through which investors hold Shares to prepare and file certain information returns with the IRS, and provide certain tax-related information to investors, in connection with the Trust. To the extent required by applicable IRS regulations, each investor will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gain, and loss (if any). A U.S. Investor may be subject to U.S. backup withholding, at the rate of 28%, in certain circumstances unless it provides its taxpayer identification number to its broker and complies with certain certification procedures. Non-U.S. Investors may have to comply with certification procedures to establish that they are not a United States person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against an investor’s U.S. federal income tax liability and may entitle such an investor to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA or the Code, respectively (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA.

Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code section 4975 but may be subject to substantially similar rules under state or other federal law. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in Shares.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including (1) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instrument, (2) whether the investment would constitute a direct or indirect

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non-exempt prohibited transaction with a “party in interest” or “disqualified person,” (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the Plan’s overall investment policy, the composition of its investment portfolio and its need for sufficient liquidity to pay benefits when due.

PLAN OF DISTRIBUTION

The Trust issues Shares in Baskets to Authorized Participants in exchange for deposits of silver on a continuous basis. The Trust has agreements with the following Authorized Participants: ________________. The Trust will not issue fractions of a Basket to Authorized Participants. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investors’ state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Pursuant to a Marketing Support Agreement, Van Eck Securities Corporation serves as the marketing support agent to the Sponsor. The marketing support agent is a broker-dealer registered with the SEC and is a member in good standing of FINRA. Under the Marketing Support Agreement, the marketing support agent provides the following services to the Sponsor: (1) review marketing related legal documents and contracts, as appropriate; (2) consult with the Trust’s legal counsel on disclosures in all marketing materials; (3) review, approve and file (if applicable) with FINRA marketing materials; (4) register and oversee supervisory activities of the Sponsor’s FINRA-licensed personnel; and (5) maintain books and records related to the services provided.

The offering Baskets are being made in compliance with FINRA Conduct Rule 2310. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with such offering of Shares in excess of 10% of the gross proceeds of the offering.

DESCRIPTION OF THE TRUST

The Trust

The Trust is governed by the Trust Agreement between the Sponsor and the Trustee. The Trust Agreement sets out the rights of the investors and the rights and obligations of the Sponsor and the Trustee. New York law governs the Trust Agreement.

The assets of the Trust consist primarily of Silver Bars held at the Custodian on behalf of the Trust. The Silver Bars held for the Trust or other Silver Bars obtained by the Sponsor by conversion of Silver Bars then held by the Trust will be delivered to Delivery Applicants in connection with the submission of Shares to the Trust in exchange for delivery of physical Silver Bars. Silver Bars will be sold: (1) to pay the expenses of the Trust not assumed by the Sponsor; and (2) if the Trust terminates and liquidates its assets. Silver Bars will be delivered or sold as otherwise required by law or regulation. The sale of Silver Bars by the Trust to generate cash to pay its fees and expenses -- and although it is not entirely free from doubt, the issuance of Shares to the Sponsor as remuneration for its services and/or reimbursement of the Trust’s expenses and/or liabilities -- will be a taxable event for investors. See “U.S. Federal Income Tax Consequences —Taxation of U.S. Investors.”

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The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA and [neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares].

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of silver and any cash (if cash is then an asset of the Trust) represented by the Baskets being created or redeemed. The total amount of silver and any cash required for the creation of Baskets will be based on the aggregate NAV of the Shares included in the Baskets being created or redeemed. The initial amount of silver required for deposit with the Trust to create Shares is [ ] Fine Ounces per Basket. The number of Ounces of silver required to create a Basket or to be delivered upon a redemption of a Basket will gradually decrease over time. This is because the Shares comprising a Basket will represent a decreasing amount of silver due to the issuance of Shares, or the delivery or sale of the Trust’s silver, to pay the Sponsor Fee or the Trust’s expenses not assumed by the Sponsor.

The Trust has no fixed termination date.

The Trust’s Silver Bars

The Trust may only hold London Bars (which vary in Fine Ounce content between 750.0 and 1,100 Fine Ounces).

To facilitate the exchange of Shares for Silver Bars, the Custodian may engage in OTC transactions with precious metals dealers to convert the Trust’s silver into silver of different specifications. The OTC transactions may involve an exchange of unallocated silver for the Silver Bar of choice. The Custodian typically will engage in such OTC transactions to facilitate converting the Trust’s London Bars into Silver Bars of other specifications. The expense of conducting such OTC transactions requested by the Sponsor are covered by the Exchange Fee paid by Delivery Applicants taking delivery of Silver Bars.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor Fee. In exchange for the Sponsor Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses; the Custodian’s fee; expenses reimbursable under the Custody Agreement; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and up to $100,000 per annum in legal expenses. The Sponsor also will pay the costs of the Trust’s organization and the initial sale of the Shares, including applicable SEC registration fees.

The Sponsor Fee will accrue daily at an annualized rate equal to [ ]% of the adjusted NAV of the Trust and will be payable monthly in arrears. The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell Silver Bars in such quantity and at such times, as may be necessary to permit payment of the Sponsor Fee and of Trust expenses or liabilities not assumed by the Sponsor. The Trustee is authorized to sell Silver Bars at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than Silver Bars. Accordingly, the amount of Silver Bars to be sold will vary from time to time depending on the level of the Trust’s expenses and the market price of silver. The Custodian may purchase from the Trust, at the request of the Trustee, Silver Bars needed to cover Trust expenses not assumed by the Sponsor at the price used by the Trustee to determine the value of the Silver Bars held by the Trust on the date of the sale.

In addition to the Sponsor Fee, the Sponsor receives the Exchange Fee paid by Delivery Applicants in the exchange process. The Sponsor may earn a profit on its fees. From time to time, the Sponsor may waive all or a portion of the Sponsor Fee at its discretion. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees.

Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor Fee attributable to Shares held by certain institutional investors subject to minimum Share holding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case by case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor Fee. Neither the Trust nor the Trustee will be a party to any Sponsor Fee rebate arrangements negotiated by the Sponsor.

Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Investors.”

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Valuation of Silver, Computation of Net Asset Value and Adjusted Net Asset Value

On each business day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m., New York time, the Trustee will value the silver held by the Trust and will determine both the NAV and adjusted NAV of the Trust, as described below.

The NAV of the Trust is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Trustee values the silver held by the Trust on the basis of the price of an Ounce of silver as set by the daily fix price of an Ounce of silver announced at approximately 12:00 p.m., London, England time and is performed by the three members of the London silver fix. If no London PM Fix is made on a particular evaluation day, the next most recent London PM Fix is used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use as the basis for such determination. The Trustee also determines the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

All Silver Bars are valued based on their Fine Ounce content, calculated by multiplying the weight of a Silver Bar by its purity; the same methodology is applied independent of the type of Silver Bar held by the Trust; similarly, the value up to 1,100 Fine Ounces of unallocated silver the Trust may hold is calculated by multiplying the number of Ounces with the price of silver determined according to the above methodology.

Once the value of the Silver Bars have been determined, the Trustee will subtract all estimated accrued but unpaid fees (other than the fees accruing for such day on which the valuation takes place computed by reference to the value of the Trust or its assets), expenses and other liabilities of the Trust from the total value of the Silver Bars and any other assets of the Trust (other than any amounts credited to the Trust’s reserve account, if any). The resulting figure is the adjusted NAV, or “ANAV,” of the Trust. The ANAV of the Trust is used to compute the Sponsor Fee.

All fees accruing for the day on which the valuation takes place computed by reference to the value of the Trust or its assets shall be calculated using the ANAV calculated for such day on which the valuation takes place. The Trustee shall subtract from the ANAV the amount of accrued fees so computed for such day and the resulting figure is the NAV of the Trust. The Trustee will also determine the NAV per Share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the NYSE Arca (which includes the net number of any Shares created or redeemed on such evaluation day).

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust, and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the investors may rely on any evaluation or determination of any amount made by the Trustee, and, except for any determination by the Sponsor as to the price to be used to evaluate silver, the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, Authorized Participants, the investors or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust sells Silver Bars to raise the funds needed for the payment of the Sponsor Fee and all Trust expenses or liabilities not assumed by the Sponsor. See “The Sponsor.” The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of silver. Silver not needed to redeem Baskets of Shares, or to cover the Sponsor Fee and Trust expenses or liabilities not assumed by the Trustee, will be held in physical form by the Custodian(other than up to 1,100 Fine Ounces of silver which may be held by the Custodian on an unallocated basis at the end of each business day). As a result of the recurring sales of Silver Bars necessary to pay the Sponsor Fee and the Trust expenses or liabilities not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the fractional amount of silver represented by each Share will decrease over the life of the Trust. New deposits of silver, received in exchange for additional new Baskets issued by the Trust, do not reverse this trend.

The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of silver discussed above on the fractional amount of silver represented by each outstanding Share. It assumes that the only sales of silver will be those needed to pay the Sponsor Fee and that the price of silver and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of silver represented by each Share.

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	Year 1	Year 2	Year 3
Hypothetical silver price per Ounce
Sponsor Fee
Shares of Trust, beginning
Ounces of silver in Trust, beginning
Beginning adjusted NAV of the Trust
Ounces of silver to be sold to cover the Sponsor Fee
Ounces of silver in Trust, ending
Ending adjusted NAV of the Trust
Ending NAV

Termination of the Trust

The Trustee will notify investors at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occur:

•	The Trustee is notified that the Shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	any sole Custodian then acting resigns or is removed and no successor custodian has been employed within 60 days of such resignation or removal;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Trustee has actual knowledge of such Commission determination;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Trustee has actual knowledge of that determination;

•	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for U.S. federal tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

•	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity.

On and after the date of termination of the Trust, the Trustee shall not accept any deposits of silver. If any Shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to investors, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell silver as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Trustee by Authorized Participants (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of Shares, any expenses for the account of the investors in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 60 days following the date of termination of the Trust, the Trustee shall sell the Trust assets then held under the Trust Agreement pursuant to the Sponsor’s direction, or, if the Sponsor fails to provide such direction, as the Trustee determines and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of the investors that have not theretofore surrendered their Shares. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to deliver to investors against the surrender of their Shares their pro rata portion of the net proceeds and other cash (after deducting, in each case, any accrued fees and expenses, any taxes, other governmental charges or liabilities payable by the Trust, and any expenses for the account of the investors in accordance with the terms and conditions of the Trust Agreement. Upon

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the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any investor. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the investors will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the investors, except for the Sponsor Fee, which may be amended subject to 3 days notice on the Trust’s website. Every investor, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of Authorized Participants to surrender Baskets and receive therefore the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the investors under the Trust Agreement, are governed by the laws of the State of New York. The Sponsor, the Trustee, DTC, each Authorized Participant by its delivery of an Authorized Participant Agreement and each investor by the acceptance of a Share consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

Fiscal Year

The fiscal year of the Trust will initially be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

Not a Regulated Commodity Pool

The Trust does not trade in silver futures contracts on COMEX or on any other futures exchange. Because the Trust does not trade in silver futures contracts on any futures exchange, the Trust is not regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and is not operated by a CFTC-regulated commodity pool operator. Investors in the Trust do not receive the regulatory protections afforded to investors in regulated commodity pools, nor may COMEX or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust do not benefit from the protections afforded to investors in silver futures contracts on regulated futures exchanges.

Other Methods of Investing in Silver

The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the silver industry and other securities backed by or linked to silver, direct investments in silver and investment vehicles similar to the Trust.

DESCRIPTION OF THE SHARES

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Trustee will create Shares in Baskets (a Basket equals a block of [ ] Shares) only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust and have no par value. The Trust also may issue Shares to compensate and reimburse the Sponsor in Shares rather than in cash.

Investors may obtain silver pricing information based on the spot price for an Ounce of silver from various financial information service providers. Current spot prices also are generally available with bid/ask spreads from silver bullion dealers. In addition, the Trust’s website (www.[ ].com) will provide pricing information for silver spot prices and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust will be published by the Sponsor on each day that the NYSE Arca is open for regular trading and will be posted on the Trust’s website.

Any creation and issuance of Shares above the amount registered on the registration statement of which this Prospectus is a part will require the registration of such additional Shares.

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Description of Limited Rights

The Shares do not represent a traditional investment and you should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. As an investor, you will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which investors may vote under the Trust Agreement. The Shares are entitled to be redeemed or exchanged for Silver Bars as described in this Prospectus. The Shares do not entitle their holders to any conversion or pre-emptive rights or redemption rights for single Shares.

Redemption of and Taking Delivery of Silver Bars in Exchange for the Shares

The Shares may be redeemed by or through an Authorized Participant in Baskets. Investors may take delivery of Silver Bars in exchange for their Shares. See “Creation and Redemption of Shares by Authorized Participants” and “Taking Delivery of Silver Bars” for details.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the investors any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. See “Description of the Trust—Termination of the Trust.” Investors of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting Rights

Under the Trust Agreement, investors have no voting rights, except in limited circumstances. However, registered holders of at least 25% of the Shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement. In addition, certain amendments to the Trust Agreement require advance notice to the investors before the effectiveness of such amendments, but no investor vote or approval is required for any amendment to the Trust Agreement.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, investors are limited to (1) DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Investors who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the investors generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

THE SPONSOR

The Sponsor, Van Eck Associates Corporation, is a Delaware corporation. The Sponsor’s office is located at 335 Madison Avenue, New York, New York 10017. The Sponsor and its affiliates (collectively, “Van Eck Global”) advise a family of exchange-

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traded funds, mutual funds, insurance portfolios, separate accounts and alternative investments. Van Eck Global has been an investment manager since 1955 and also acts as manager or sub-manager to other mutual funds, exchange-traded funds, other pooled investment vehicles and separate accounts. As of December 31, 2012, the Sponsor had $36.6 billion in assets under management.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the NYSE Arca. The Sponsor has agreed to assume the administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses; the Custodian’s fee; expenses reimbursable under the Custody Agreement; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and up to $100,000 per annum in legal expenses. The Sponsor Fee accrues daily and is paid monthly in arrears at an annualized rate equal to [   ]% of the adjusted NAV of the Trust.

The Sponsor will not exercise day-to-day oversight over the Trustee or the other service providers to the Trust. The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million) or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to direct the Trustee to appoint any new or additional Custodian that the Sponsor selects and any new or additional sub-custodian that the Custodian may wish to appoint.

The Sponsor: (1) will develop a marketing plan for the Trust on an ongoing basis; (2) will prepare marketing materials regarding the Shares; (3) will maintain the Trust’s website; (4) may provide instructions for assaying silver, and other instructions relating to custody of the Trust’s Silver Bars, as necessary; (5) may request the Trustee to order Custodian audits (to the extent permitted under the Custody Agreement); and (6) will review Delivery Applications from Delivery Applicants wishing to take delivery of Silver Bars for their Shares and arrange for the delivery of Silver Bars to the Delivery Applicant.

Liability of the Sponsor and Indemnification

The Trust Agreement provides that the Sponsor will not assume any obligation nor shall be subject to any liability to any registered owner of Shares, investor or Authorized Participant (including liability with respect to the worth of the Trust Property), except that the Sponsor agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. The Sponsor or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Sponsor is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental or regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control. The Sponsor will not be liable by reason of any non-performance or delay in the performance of its activities under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreement and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or such other agreement. Such indemnity shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust’s assets. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the investors and, in such event, the reasonable legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on information provided by the Trustee from the records of the Trust for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

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Suspension of Delivery of Silver to Delivery Applicants

The delivery of Silver Bars shall be suspended in the event the Sponsor resigns or is otherwise unable or unwilling to perform its obligations with respect to the delivery of Shares by Delivery Applicants in exchange for Silver Bars.

Successor Sponsors

The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in “Description of the Trust – Terminating the Trust” above.

THE TRUSTEE

The Bank of New York Mellon (“BNYM”), a banking corporation organized under the laws of the State of New York with trust powers, serves as the Trustee. BNYM has a trust office at2 Hanson Place, Brooklyn, New York 11217. BNYM is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, NAV of the Trust, transaction fees for the creation and redemption of Baskets and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from BNYM. A copy of the Trust Agreement is available for inspection at BNYM’s trust office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of at least $150 million.

The Trustee’s Role

The Trustee is generally responsible for the day-to-day administration of the Trust. The Trustee’s principal responsibilities include: (1) valuing the Trust’s silver and calculating the NAV per Share and adjusted NAV per Share of the Trust, (2) supplying inventory information to the Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and DTC, including coordinating with the Custodian the receipt of silver transferred to the Trust in connection with each issuance of Baskets; (5) cooperating with the Sponsor, the precious metals dealer and the Custodian in connection with the delivery of Silver Bars to Delivery Applicants in exchange for their Shares; (6) selling the Trust’s Silver Bars as needed to cover the Trust’s expenses; (7) holding the Trust’s cash and other financial assets, if any; (8) when appropriate, making distributions of cash or other property to investors; and (9) receiving and reviewing reports on the custody of and transactions in the Trust’s Silver Bars from the Custodian and taking such other actions in connection with the custody of the Trust’s Silver Bars as the Sponsor instructs. If the Custodian resigns, the Trustee shall appoint any replacement Custodian selected by the Sponsor in accordance with the Trust Agreement. Under the agreement with the Custodian, the Trustee, the Sponsor and the Sponsor’s auditors and inspectors may visit the premises of the Custodian for the purpose of examining the Trust’s silver and certain related records maintained by the Custodian.

The Trustee intends to regularly communicate with the Sponsor in connection with the administration of the Trust. The Trustee does not monitor the performance of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreement. The Trustee, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Trustee will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust. [The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Sponsor.] Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell silver or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion

The Trustee will keep proper books of registration and transfer of Shares at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is an investor at all reasonable times during the usual business hours of the Trustee. The Trustee will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any investor.

Qualifications of the Trustee

The Trust Agreement provides that the Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states and authorized under such laws to exercise corporate trust powers, (2) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares and (3) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the Code to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $150 million.

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General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee—Limitation on Trustee’s liability” and “The Trustee—Trustee’s Liability for Custodial Services, Precious Metals Dealer and Agents.”

Limitation on Trustee’s Liability

The Trust Agreement provides that the Trustee will not assume any obligation nor shall be subject to any liability to any registered owner of Shares, investor or Authorized Participant (including liability with respect to the worth of the Trust Property), except that the Trustee agrees to perform its obligations under the Trust Agreement without [gross negligence, willful misconduct or bad faith]. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (1) from the Sponsor, a Custodian or any entity acting on behalf of either which the Trustee believes is given pursuant to or is authorized by the Trust Agreement or a Custody Agreement, respectively; (2) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement) and (3) from or on behalf of any Delivery Applicant that the Trustee believes is given pursuant to or is authorized by a Delivery Application that has been pre-approved by the Sponsor. In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. The Trustee or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Trustee is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control. The Trustee will not be liable by reason of any non-performance or delay in the performance of its activities under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

The Trustee shall not be liable for a failure to deliver the maximum number of Fine Ounces represented by the Shares delivered by the Delivery Applicant in exchange for Silver Bars.

Trustee’s Liability for Custodial Services, Precious Metals Dealer and Agents

The Trust Agreement provides that the Trustee will not be answerable for the default of the Custodian, or any other custodians employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee does not monitor the performance of the Custodian or any subcustodian of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreement. The Trustee may also employ custodians for Trust assets other than silver, agents, attorneys, accountants, auditors and other professionals (which may include affiliates of the Trustee or of the Sponsor) and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians or vaults for the custody of silver and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, will be expenses of the Sponsor or the Trust without reduction on the compensation due the Trustee for its services as such.

The Trustee is not responsible for the selection of the precious metals dealer or the terms of any agreement pursuant to which the precious metals dealer is engaged. The Trustee has no duty to monitor the actions of the precious metals dealer nor any responsibility for the terms or execution of any transaction contract between the Sponsor and the precious metals dealer. The Trustee has no liability for (1) any loss or damage resulting (A) from the actions or omissions of, or the insolvency of, any precious metals dealer, or (B) to silver while in the possession of, or in transit to or from, any precious metals dealer, (2) the amount, validity or adequacy of insurance maintained by any precious metals dealer, or (3) any defect in Silver Bars acquired by the Trust from any precious metals dealer or failure of such Silver Bars to conform to the requirements for London Good Delivery Bars or the other requirements for Silver Bars set forth in the Trust Agreement. In addition, the Trustee is not liable for a failure to deliver the maximum number of Fine Ounces represented by the Surrendered Shares.

Taxes

Under the Trust Agreement, the Trustee will not be personally liable for any taxes or other governmental charges imposed on the silver or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or on it as Trustee or on or in respect of the Trust or the Shares that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction. For all such taxes and charges and for any expenses, including reasonable

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counsel’s fees, that the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets, and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trust Agreement provides that the Trustee, its directors, officers, employees, shareholders agents and affiliates (as defined under the Securities Act) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, the Custody Agreement and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements), in effecting instructions given by a Delivery Applicant pursuant to a Delivery Application or given by a DTC participant acting on behalf of a Delivery Applicant or by reason of the Trustee’s acceptance of the Trust incurred without (1) [gross negligence, bad faith, willful misconduct or willful malfeasance] on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement, effecting such Delivery Applicant instructions or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement or in effecting such Delivery Applicant instructions. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expenses or related claim. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for Actions Taken to Protect the Trust

Under the Trust Agreement, the Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs and expenses resulting from actions taken to protect the Trust and the rights and interests of investors under the Trust Agreement are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of investors pursuant to the terms of the Trust Agreement.

Protection for Amounts Due to Trustee

The Trustee is entitled to receive from the Sponsor fees for its ordinary services and reimbursement for its out-of-pocket expenses in accordance with a written agreement between the Sponsor and the Trustee. Should the Sponsor fail to pay such fees and expenses, the Trustee is authorized to charge such fees and expenses to the Trust, in an amount not exceeding the amount that could be charged to the Trust in respect of the Sponsor Fee (and the Trustee may charge such fees and expenses to the Trust to such extent without regard to whether, because of the Sponsor’s default, fee waiver or other reason, the Sponsor may not then be entitled to such fee), and any subsequent amounts paid to the Sponsor pursuant to the Trust Agreement shall be net of amounts so withheld. The Trustee’s right of reimbursement shall be secured by a lien on amounts chargeable to the Trust for the Sponsor Fee without giving effect to any fee waiver then in effect, prior to the interest of the Sponsor, the investors and any other person.

The Trustee is entitled to charge, and to be reimbursed by, the Trust for all expenses and disbursements incurred by it in the performance of its duties under the Trust Agreement, including the reasonable fees and disbursements of its legal counsel and expenses identified in any Custody Agreement as payable by the Trustee, other than (1) amounts payable by the Sponsor to the Trustee as described in the preceding paragraph, (2) expenses and disbursements incurred by the Trustee prior to the commencement of the trading of Shares on the NYSE Arca and (3) fees of agents for performing services the Trustee is required to perform under the Trust Agreement. The Trustee’s right of reimbursement for expenses and disbursements under this paragraph shall constitute a lien on, and the amount thereof shall be deductible against, the assets of the Trust.

Any pecuniary cost, expense or disbursement of the Trustee resulting from actions taken to protect the Trust and the rights and interests of investors pursuant to the Trust Agreement, including the Trustee’s appearance in, prosecution of or defense of any action that it considers necessary or desirable to protect the Trust or the interests of the investors, shall be deductible from, and constitute a lien on, the assets of the Trust.

Holding of Trust Property Other Than Silver

All moneys held by the Trustee hereunder shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held hereunder shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ custodians for Trust assets other than silver, agents, attorneys, accountants, auditors and other professionals (including any affiliate of the Trustee and of the Sponsor) and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. Any

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Trust assets other than silver or cash will be held by the Trustee either directly or through the Federal Reserve/Treasury Book Entry System for United States and federal agency securities (“Book Entry System”), DTC, or through any other clearing agency or similar system (“Clearing Agency”), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC or with any Clearing Agency unless the Trustee has received actual and timely notice of the same.

Resignation, Discharge or Removal of Trustee; Successor Trustees

Under the Trust Agreement, the Trustee may at any time resign as Trustee by written notice of its election so to do and delivery of such notice to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the fifth anniversary of the date of the Trust Agreement by written notice delivered to the Trustee no more than 120 and at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee no more than 120 and at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee ceases to be a Qualified Bank (as defined below) or is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or investors acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default. Under such circumstances, the Sponsor, acting on behalf of the investors, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (1) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares; (2) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (3) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor Trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the investors, shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the investors, an instrument in writing accepting its appointment under the Trust Agreement, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Registered Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Trust Agreement, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the investors of all outstanding Shares. The Sponsor or any such successor Trustee shall promptly give notice of the appointment of such successor Trustee to the investors.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

THE CUSTODIAN

[   ] serves as the Custodian for the Trust. The Custodian is a limited liability company organized under the laws of the State of New York. The Custodian is a private company and is not affiliated with any banking institution, and is not subject to supervision by the Federal Reserve Bank of New York or the Federal Deposit Insurance Corporation. The Custodian’s office is located at [   ].

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The Custodian’s Role

The Custodian is responsible holding the Trust’s allocated silver as well as receiving and converting allocated and unallocated silver on behalf of the Trust. The Custodian converts the Trust’s silver between allocated and unallocated silver when: (1) Authorized Participants engage in creation and redemption transactions with the Trust; (2) Silver Bars are sold to pay Trust expenses; or (3) Silver Bars are converted into unallocated form to facilitate the exchange of Shares by a Delivery Applicant for silver. The Custodian will facilitate the transfer of silver in and out of the Trust through the unallocated silver accounts it will maintain for each Authorized Participant and the precious metals dealer and through the unallocated silver accounts it will maintain for the Trust. The Custodian is responsible for allocating specific bars of silver bullion to the Trust Allocated Account. In addition, the Custodian may engage in OTC transactions with a precious metals dealer to convert the Trust’s silver into silver of different specifications as requested by a Delivery Applicant in a Delivery Application.

The Custodian will provide the Trustee with regular reports detailing the silver transfers in and out of the Trust’s Unallocated Account with the Custodian and identifying the silver bars held in the Trust Allocated Account.

The Custodian’s fees and expenses will be paid by the Sponsor. The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell silver or Shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. The Trustee, on behalf of the Trust, has entered into the Custody Agreement with the Custodian, under which the Custodian maintains the Trust’s Unallocated Account and the Trust Allocated Account.

Pursuant to the Trust Agreement, if, upon the resignation of the Custodian, there would be no custodian acting pursuant to the Custody Agreement, the Trustee shall, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor pursuant to custody agreement(s) approved by the Sponsor (provided, however, that the rights and duties of the Trustee under the Trust Agreement and the custody agreement(s) shall not be materially altered without its consent). When directed by the Sponsor, the Trustee shall remove the Custodian and appoint a substitute or additional custodian or custodians selected by the Sponsor. After the entry into the Custody Agreement(s), the Trustee shall not enter into or amend any Custody Agreement with a custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Trustee shall demand that a custodian of the Trust deliver such of the Trust’s silver, cash and any other assets held by it as is requested of it to any other custodian or such substitute or additional custodian or custodians directed by the Sponsor. Each such substitute or additional custodian shall, forthwith upon its appointment, enter into a Custody Agreement in form and substance approved by the Sponsor.

Under the Trust Agreement, the Sponsor is responsible for appointing accountants or other inspectors to monitor the accounts and operations of the Custodian and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Trust and the rights and interests of the investors. The Trustee has no obligation to monitor the activities of the Custodian other than to receive and review such reports of the silver held for the Trust by such Custodian and of transactions in silver held for the account of the Trust made by such Custodian pursuant to the Custody Agreement.

When instructed by the Sponsor, the Trustee will take action to remove the Silver Bars from one custodian to another custodian selected by the Sponsor. In connection with such transfer of Silver Bars, the Trustee will, at the direction of the Sponsor, cause the Silver Bars to be weighed or assayed. The Trustee shall have no liability for any transfer of Silver Bars or weighing or assaying of delivered Silver Bars as directed by the Sponsor, and in the absence of such direction shall have no obligation to effect such a delivery or to cause the delivered Silver Bars to be weighed, assayed or otherwise validated.

Custodian’s Liability for Precious Metals Dealer

The Custodian is responsible for the selection of the precious metals dealer and reviews and approves the terms of any agreement with the precious metals dealer pursuant to which London Bars are converted to Silver Bars of other specifications. The Custodian has no duty to monitor the actions of the precious metals dealer and is not responsible for the default or misconduct of the precious metals dealer if the precious metals dealer was selected by the Custodian with reasonable care. Subject to the preceding sentence, the Custodian has no liability for (1) any loss or damage resulting (A) from the actions or omissions of, or the insolvency of, any precious metals dealer, or (B) to silver while in the possession of, or in transit to or from, any precious metals dealer, (2) the amount, validity or adequacy of insurance maintained by any precious metals dealer, or (3) any defect in silver acquired by the Trust from any precious metals dealer or failure of such silver to conform to the London Good Delivery Standards or the other requirements for Silver Bars set forth in the Trust Agreement. Notwithstanding this, the Custodian is not liable for a failure to deliver the maximum number of Fine Ounces represented by the Shares delivered by a Delivery Applicant in exchange for Silver Bars. In no event will the Custodian’s liability for the acts or omissions of the precious metals dealer for a particular transaction exceed the value of the Silver delivered to the precious metals dealer for the transaction, with the value determined by reference to the London PM Fix for the Share Submission Day applicable to the transaction.

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Description of the Custody Agreement

The Trustee has entered into the Custody Agreement with the Custodian on the Trust’s behalf. The Custody Agreement establishes the Trust’s Unallocated Account and the Trust Allocated Account with the Custodian and defines the Custodian’s responsibilities to the Trust.

Reports

The Custodian will provide the Trustee with reports for each business day, no later than the following business day, identifying (1) the credits and debits of silver to the Trust’s Unallocated Account and the Trust Allocated Account and (2) the holdings as of the end of the business day of each such account and (3) a list of the Silver Bars held in the Trust Allocated Account. The Custodian will also provide the Trustee with monthly statements of account for the Trust’s Unallocated Account and the Trust Allocated Account as of the last business day of each month. Under the Custody Agreement, a “business day” generally means any day that is a “London Business Day,” when commercial banks generally and the London silver market are open for the transaction of business in London. The Custodian’s records of all deposits to and withdrawals from, and all debits and credits to, the Trust’s Unallocated Account that are to occur on a business day, and all end of business day account balances in the Trust’s Unallocated Account, are stated as of the close of the Custodian’s business [(usually 4:00 p.m., London time)] on such business day.

Transfers into the Trust’s Unallocated Account

The Custodian will credit to the Trust’s Unallocated Account the amount of silver it receives from an Authorized Participant’s Unallocated Account. Unless otherwise agreed by the Custodian in writing, the only silver the Custodian will accept for credit to the Trust’s Unallocated Account is silver that the Trustee has transferred from an Authorized Participant’s Unallocated Account.

Transfers from the Trust’s Unallocated Account

The Custodian will arrange for the transfer of silver from the Trust’s Unallocated Account only in accordance with the Trustee’s instructions to the Custodian. A transfer of silver from the Trust’s Unallocated Account may only be made (1) by transferring silver to an Authorized Participant’s Unallocated Account, (2) by transferring silver to the Trust Allocated Account, (3) to facilitate taking delivery of silver other than London Bars, (4) by delivering the silver to such location as the Trustee directs, at the Trust’s expense and risk, or (5) by transfer to an account maintained by the Custodian on an unallocated basis in connection with the sale of silver or other transfers permitted under the Trust Agreement. Transfers made pursuant to clauses (4) and (5) will be made only on an exceptional basis, with transfers under clause (5) to include transfers made in connection with a sale of silver to pay extraordinary expenses of the Trust not paid by the Sponsor or on the liquidation of the Trust. Any silver made available in physical form will be in a form that complies with the rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body that apply to such silver or in such other form as may be agreed between the Trustee and the Custodian, and in all cases will comprise one or more whole silver bars selected by the Custodian.

The Custodian shall identify bars or ingots of a weight most closely approximating, but not exceeding, the balance in the Trust’s Unallocated Account and shall transfer such weight from the Trust’s Unallocated Account to the Trust Allocated Account.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer silver to or from the Trust’s Unallocated Account if, in the Custodian’s opinion, they are or may be contrary to the rules, regulations, practices and customs of the LBMA or the Bank of England or contrary to any applicable law. The Custodian may amend the procedures for transferring silver to or from the Trust’s Unallocated Account or for the physical withdrawal of silver from that account or impose such additional procedures in relation to the transfer of silver to or from the Trust’s Unallocated Account as the Custodian may from time to time consider necessary due to a change in rules of the LBMA or a banking or regulatory association governing the Custodian. The Custodian will notify the Trustee within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

Trust Unallocated Account Credit and Debit Balances

No interest will be paid by the Custodian on any credit balance to the Trust’s Unallocated Account. The Trust’s Unallocated Account may not at any time have a debit or negative balance.

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Exclusion of Liability

The Custodian will use reasonable care in the performance of its duties under the Custody Agreement and will only be responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. The Custodian’s liability under the Trust Unallocated Account Agreement is further limited to the amount of the silver lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery.

Indemnity

The Trustee will, solely out of the Trust’s assets, indemnify the Custodian (on an after-tax basis) on demand against all costs and expenses, damages, liabilities and losses that the Custodian may suffer or incur in connection with the Custody Agreement, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

Insurance

The Custodian will maintain such insurance for its business, including its bullion and custody business, as it deems appropriate in connection with its custodial and other obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies attributable to its relationship with the Trust. The Trustee and the Sponsor may, subject to confidentiality restrictions, be provided with details of this insurance coverage from time to time upon reasonable prior notice.

Force Majeure

The Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

The Custody Agreement has an initial [five] year term and will automatically renew for successive [five] year terms unless otherwise terminated. The Trustee, upon instruction from the Sponsor, and the Custodian may each terminate any Custody Agreement for any reason upon 90 business days’ prior notice. The Custody Agreement may also be terminated with immediate effect as follows: (1) by the Trustee or the Custodian, if it becomes unlawful for the Custodian or the Trustee to have entered into the agreement or to provide or receive the services thereunder, (2) by the Custodian, if the Custodian determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Trustee, if the Trustee determines in its sole view that the Custodian is insolvent or faces impending insolvency, (3) by the Trustee, if the Trust is to be terminated, or (4) by the Trustee or the Custodian, if the Custody Agreement ceases to be in full force and effect.

If arrangements acceptable to the Custodian for redelivery of the balance in the Trust’s Unallocated Account are not made, the Custodian may continue to charge for its fees and expenses payable under the Trust’s Allocated Account Agreement, and, after six months from the termination date, the Custodian may close the Trust’s Unallocated Account and account to the Trustee for the proceeds.

Governing Law

The Custody Agreement is governed by laws of the United States. The Trustee and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Custodian.

STATEMENTS, FILINGS AND REPORTS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the NYSE Arca and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to

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be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

LEGAL MATTERS

The validity of the Shares has been passed on for the Sponsor by Dechert LLP, New York, NY, which, as special U.S. federal income tax counsel to the Sponsor, has also rendered an opinion regarding the material federal income tax consequences relating to the Shares.

EXPERTS

The financial statements incorporated in this Prospectus have been audited by [     ], an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is a part of a registration statement on Form S-1 filed by the Sponsor with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Trust and about the securities offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY

In this Prospectus, each of the following terms has its respective meaning set forth below:

“American Silver Eagle Coins” – American Silver Eagle silver coins (with a minimum fineness of 91.67%).

“ANAV” – Adjusted NAV. See “Description of the Trust Agreement—Valuation of Silver, Computation of Net Asset Value and Adjusted Net Asset Value” for a description of how the AVAV of the Trust is calculated. The ANAV of the Trust is used to calculate the fees of the Trustee and the Sponsor.

“Authorized Participant” – A person who (1) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, that is not required to register as a broker-dealer to engage in securities transactions, (2) is a DTC Participant or an Indirect Participant, and (3) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement” – An agreement entered into by each Authorized Participant, the Sponsor and the Trustee which provides the procedures for the creation and redemption of Baskets and for the delivery of the silver and any cash (if cash is then an asset of the Trust) required for such creations and redemptions.

“Basket” – A block of [   ] Shares or such number of Shares as the Sponsor, upon written notice to the Trustee, may from time to time determine.

“Book-Entry System” – The Federal Reserve/Treasury Book Entry System for United States and federal agency securities.

“Business Day” or “business day” – any day other than (i) a Saturday or Sunday or (ii) any day on which the NYSE Arca is closed for regular trading.

“Cash Proceeds” – The difference between the value of a Delivery Applicant’s Shares and the value of the Silver Bars to be delivered to the Delivery Applicant.

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“CFTC” – The Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Agency” – Any clearing agency or similar system other than the Book-Entry System or DTC.

“Code” – The Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” or “CEA” – The Commodity Exchange Act of 1936, as amended.

“Custodian” – [   ]., a [   ], or its successor selected by the Sponsor and appointed by the Trustee.

“Custody Agreement” – The Custody Agreement, which governs the custody of the Trust’s silver.

“Custody Rules” – The rules, regulation, practices and customs of the LBMA, the Bank of England or any applicable regulatory body which apply to silver made available in physical form by the Custodian.

“Delivery Applicant” – An investor who would like to take delivery of Silver Bars in exchange for its Shares and delivers its Shares after submitting a qualifying Delivery Application.

“Delivery Application” – The document that expresses a Delivery Applicant’s non-binding intention to exchange Shares for Silver Bars on the Share Submission Day.

“Delivery Fee” – The fee covering the cost of preparing and transporting Silver Bars from the Custodian or the precious metals dealer to the location specified by a Delivery Applicant in its Delivery Application.

“Share Submission Day”- A delivery day, which is any business day.

“DTC” – The Depository Trust Company, a limited purpose trust company organized under New York law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“DTC Participant” – a participant in DTC, such as a bank, broker, dealer or trust company.

“ERISA” – The Employee Retirement Income Security Act of 1974, as amended.

“Exchange” – or “NYSE Arca” – NYSE Arca, the venue where Shares are listed and traded.

“Exchange Act” – The Securities Exchange Act of 1934, as amended.

“Exchange Fee” – A fee paid by Delivery Applicants to the Sponsor in the exchange process and is used to recoup the expenses the Sponsor bears for OTC transactions. The Exchange Fee is paid in addition to the Sponsor Fee.

“Fine Ounce” – An Ounce of 100% pure silver. The number of Fine Ounces in a silver bar may be calculated by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1,000.

“FINRA” – The Financial Industry Regulatory Authority.

“FSA” – The Financial Services Authority, an independent non-governmental body that exercises statutory regulatory power under the FSM Act.

“FSM Act” – The United Kingdom Financial Services and Markets Act 2000.

“Indirect Participant” – An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“IRA” – Individual retirement account.

“IRS” – The Internal Revenue Service.

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“LBMA” – The London Bullion Market Association, a trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. The LBMA acts as the principal point of contact between the London bullion market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of silver. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FSA in the United Kingdom under the FSM Act.

“London Good Delivery Bar” or “London Bar” – A bar of silver meeting the London Good Delivery Standards, i.e., the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of silver bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA.

“London PM Fix” – means the price for an ounce of silver set by three market making members of the LBMA at approximately 12:00 noon, London time, on each working day.

“Non-U.S. Investor” – An investor that is not a U.S. Investor.

“NYSE Arca” – The NYSE Arca Marketplace operated by NYSE Arca Equities, Inc.

“One Ounce Bar” or “1 Ounce Bar” – A silver bar containing one (1) Fine Ounce of silver.

“OTC” or “over-the-counter” – The global over-the-counter market for the trading of silver that consists of transactions in spot, forwards, and options and other derivatives.

“Ounce” – A troy ounce, equal to 1.0971428 ounces avoirdupois. “Avoirdupois” is the system of weights used in the United States and Great Britain for goods other than precious metals, gems and drugs. In that system, a pound consists of 16 ounces and an ounce consists of 16 drams.

“Plans” – Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or section 4975 of the Code.

“Processing Fees” – The Exchange Fee and the Delivery Fee.

“Securities Act” – The Securities Act of 1933, as amended.

“Share Submission” - A binding and irrevocable request by a Delivery Applicant to take delivery of physical Silver Bars in exchange for Shares based on instructions in the Delivery Application.

“Share Submission Quantity” – The smallest whole number of Shares that equate to the net assets of the Trust corresponding to the Fine Ounce content of the Silver Bars requested.

“Shares” – Units of fractional undivided beneficial interest in the Trust, which are issued by the Trust and named “Market Vectors Redeemable Silver shares.”

“Shipping Carrier” – A conventional shipping carrier such as the U.S. Postal Service, Federal Express or United Parcel Service.

“Silver Bars” – The physical silver bullion the Trust may hold, consisting of London Bars.

“Sponsor” – Van Eck Associates Corporation, a Delaware corporation.

“Sponsor Fee” – The fee to compensate the Sponsor its services as sponsor of the Trust, including its assumption of the following administrative and marketing expenses incurred by the Trust: [the Trustee’s monthly fee and out-of-pocket expenses], the Custodian’s fee, expenses reimbursable under the Custody Agreement, exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $[  ] per annum in legal expenses].

“Tonne” – One metric tonne, which is equivalent to 1,000 kilograms or 32,150.7465 Ounces.

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“Trust” – Market Vectors Redeemable Silver Trust, a New York trust formed pursuant to the Trust Agreement.

“Trust Agreement” – The Depository Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian.

“Trust Allocated Account” – The allocated silver account of the Trust established with the Custodian. The Trust Allocated Account will be used to hold the individually identified bars of silver deposited with the Trust.

“Trustee” or “BNYM” – The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York] with trust powers.

“Unallocated Account” – The unallocated account of the Trust, an Authorized Participant or the precious metals dealer established with the Custodian. Silver is said to be held in unallocated form when the person in whose name silver is so held is entitled to receive delivery of silver in the amount standing to the credit of that person’s account, but that person has no ownership interest in any particular silver that the custodian for financial assets maintaining the account owns or holds. The Trust’s Unallocated Account will be used to facilitate (1) the transfer of silver deposits and silver redemption distributions in connection with the creation and redemption of Baskets; (2) the exchange by the precious metals dealer of Silver Bars held by the Trust into Silver Bars requested by a Delivery Applicant; and (3) any sale of silver made by the Trust.

“U.S. Investor” – An investor that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal tax purposes, (2) a corporation or partnership (or other entity treated as such for those purposes) that is created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia; (3) an estate other than an estate the income of which, from non-U.S. sources that is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in clauses (1), (2), or (3) have the authority to control all substantial decisions of the trust, or (5) an eligible trust that has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

1940 Act – The Investment Company Act of 1940, as amended.

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APPENDIX A

[Delivery Application]

[To be provided by amendment]

Report of Independent Registered Public Accounting Firm

[To be provided by amendment]

Statement of Financial Condition

[To be provided by amendment]

MARKET VECTORS REDEEMABLE SILVER TRUST

___________,000 Shares

PROSPECTUS

[             ]

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee	$136.40
FINRA filing fee	*
Stock Exchange Listing fee	*
Printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*

*   To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

Section 5.8(b) of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, agents and affiliates (as such term is defined under the Securities Act) (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement or with respect to the review of any Delivery Application or any action to effect instructions of a Delivery Applicant pursuant to a Delivery Application, or given by a DTC Participant or Indirect Participant acting on behalf of a Delivery Applicant, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement, any Delivery Application or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement, any Delivery Application or any such other agreement. Such indemnity shall also include payment from the Trust of the reasonable costs and expenses incurred by such Sponsor Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor.]

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit Description
4.1	Form of Depositary Trust Agreement*
4.2	Form of Authorized Participant Agreement*
4.3	Form of Certificate of Shares of the Trust (included as Exhibit A to the Depositary Trust Agreement)*
5.1	Opinion of Dechert LLP as to legality*
8.1	Opinion of Dechert LLP as to tax matters*
10.1	Form of Allocated Bullion Account Agreement (included as Exhibit B to the Depositary Trust Agreement)*
10.2	Form of Unallocated Bullion Account Agreement (included as Exhibit C to the Depositary Trust Agreement)*
23.1	Consent of Independent Public Auditors *
23.2	Consent of Dechert LLP (included as part of Exhibit 5.1).*
23.3	Consent of Dechert LLP (included as part of Exhibit 8.1).*
24.1	Powers of Attorney (included on signature page to this Registration Statement as filed with the Securities and Exchange Commission on March 4, 2013.)

*   To be filed by amendment.

(b) Financial Statement Schedules

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Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th of March, 2013.

Van Eck Associates Corporation

Sponsor of the Market Vectors Redeemable Silver Trust

By:	/s/ Jan F. van Eck
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes Joseph J. McBrien, Jonathan R. Simon, Laura I. Martìnez and Bruce J. Smith, and each of them singly, his or her true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jan F. van Eck	President	March 4, 2013
Jan F. van Eck

/s/ Bruce J. Smith	Senior Vice President, Chief Financial Officer, Treasurer, and Controller	March 4, 2013
Bruce J. Smith

/s/ Joseph J. McBrien	Senior Vice President, Chief Legal Officer, General Counsel, Secretary	March 4, 2013
Joseph J. McBrien

*   The Registrant will be a trust and the persons are signing in their capacities as officers of Van Eck Associates Corporation, the Sponsor of the Registrant.

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